                                                                    Exhibit B


                             Dated 28th March 1996

                                   TRUST DEED

                      WESTFIELD AMERICA MANAGEMENT LIMITED
                               (ACN 072 780 619)
                                      AND
                       PERPETUAL TRUSTEE COMPANY LIMITED
                               (ACN 000 001 007)

                             WESTFIELD AMERICA TRUST

                                   T.G. Walsh
                                   Solicitor
                           Level 24, Westfield Towers
                               100 William Street
                                Sydney NSW 2011
                            Telephone (02) 358 7000
                               Fax (02) 358 7077
                                 DX 1399 Sydney
                                   Ref TGW:KF

------------------------------------------------------------------------
CONTENTS    TRUST DEED
------------------------------------------------------------------------
      1     Interpretation                                             1
            1.1   Definitions                                          1
            1.2   Interpretation                                       5
            1.3   Parties Bound                                        6

      2     Corporations Law                                           6

            2.1   Corporations Law                                     6
            2.2   ASX Listing Rules                                    7
            2.3   Supremacy                                            7

      3     The Trusts                                                 7

            3.1   The Trust                                            7
            3.2   First Trustee and Manager                            7
            3.3   Assets Vest in Trustee                               7
            3.4   Appointment of Custodian                             7
            3.5   Maximum Number of Units                              8

      4     Duration of each Trust                                     8

            4.1   Initial Settlement                                   8
            4.2   Termination                                          8
            4.3   Termination Date                                     8
            4.4   No Dissolution                                       9

      5     Interest of Unit Holders                                   9

            5.1   Units                                                9
            5.2   Fractions                                            9
            5.3   Partly Paid Units                                    9
            5.4   Consolidation and Division                           9
            5.5   Restrictions                                         9
            5.6   Additional Units                                     9
            5.7   Stock Exchange Listing                               9
            5.8   Quotation                                           10

      6     Applications for Units and Options                        10

            6.1   Procedure                                           10
            6.2   Non-cash Contributions                              10
            6.3   Payment to Trustee                                  10

            6.4   Uncleared Funds                                     10
            6.5   Manager may Reject                                  10
            6.6   Minimum Application                                 11
            6.7   Issue Date                                          11
            6.8   Nomination of Holder                                11
            6.9   Option                                              11
            6.10  Option Terms                                        11
            6.11  Option Exercise                                     11
            6.12  Calls by Manager                                    11
            6.13  Excluded Offers                                     12

      7     Redemption, Repurchase and Forfeiture of Units            12

            7.1   Redemption Notice                                   12
            7.2   Repurchase and Redemption                           12
            7.3   Suspension while Units Quoted                       12
            7.4   Minimum Holding                                     12
            7.5   Small Parcels                                       13
            7.6   Minimum Redemption or Repurchase                    13
            7.7   Notice Irrevocable                                  13
            7.8   Order                                               13
            7.9   Sums owed to Manager                                13
            7.10  Transfer of Assets                                  13
            7.11  Forfeiture of Unit                                  13
            7.12  Direction to Forfeit                                14
            7.13  Sale of Forfeited Unit                              14
            7.14  Cessation of Status of Unit Holder                  15
            7.15  Asset Disposals for Redemptions                     15

      8     Unit Price and Valuation                                  15

            8.1   Application Price                                   15
            8.2   Application Price where Units Officially Quoted     15
            8.3   Rights Issues                                       15
            8.4   Re-offer                                            16
            8.5   Placement                                           16
            8.6   Reinvestment                                        16
            8.7   Periodic Valuations                                 17
            8.8   Valuation Methods                                   17
            8.9   Rounding                                            17
            8.10  Redemption or Repurchase Price                      17

      9     Trustee                                                   17

            9.1   Powers                                              17
            9.2   Liabilities of Trust & Unit Holder Approved         19
            9.3   Delegation                                          20
            9.4   Agents and Advisors                                 20
            9.5   Retirement                                          20
            9.6   New Trustee                                         20
            9.7   Removal                                             21
            9.8   Release                                             21
            9.9   Futures Contracts                                   21

      10    Manager                                                   22

            10.1  Powers                                              22
            10.2  Delegation                                          22
            10.3  Agents and Advisers                                 22
            10.4  Retirement                                          22
            10.5  Removal                                             22
            10.6  New Manager                                         23
            10.7  Appointment of Receiver                             23
            10.8  Section 1074 Meeting                                23
            10.9  Change in Terms of Appointment                      23
            10.10 New Manager                                         23
            10.11 Release                                             24
            10.12 Name of Trust                                       24

      11    Investment                                                24

            11.1  Manager's Role                                      24
            11.2  Investment Policy                                   24
            11.3  Voting                                              24
            11.4  Acquisition or Disposal of Real Estate              25
            11.5  Investment Procedure                                25
            11.6  Acceptance by Trustee                               25
            11.7  Rejection of Proposal                               26
            11.8  Deemed Acceptance                                   26
            11.9  Unit Holders Meeting to Approve Proposal            26
            11.10 Insurance                                           26

      12    Income and Distributions                                  26

            12.1  Distributable Income                                26
            12.2  Entitlement and Distribution Dates                  27
            12.3  Distribution Ranking                                27

            12.4  Unit Holders Entitlements                           27
            12.5  Closing Date                                        27
            12.6  Distribution of Capital to Distribution Account     27
            12.7  Separate Accounts                                   28
            12.8  Other Distributions                                 28
            12.9  Reinvestment                                        28
            12.10 Payment                                             28
            12.11 Withholding Tax Adjustment                          28
            12.12 Distributions Paid in Different Currencies          29

      13    Accounts and Audit                                        29

            13.1  Accounts                                            29
            13.2                                                      29
            13.3  Distribution Statement                              30
            13.4  Audit                                               30
            13.5                                                      30

      14    Administration and Reporting                              31

            14.1  Register                                            31
            14.2  Register                                            31
            14.3  Certificates                                        31
            14.4  Uncertified Trading                                 31
            14.5  Transfers                                           31
            14.6  Death, Legal Disability                             31
            14.7  Payments                                            32
            14.8  Deductions                                          32
            14.9  Reports                                             32

      15    Meetings of Unit Holders                                  32

            15.1  Notice                                              32
            15.2  Trustee to Convene Meeting                          32
            15.3  Notice Period                                       32
            15.4  Non-receipt                                         32
            15.5  Quorum                                              33
            15.6  No Quorum                                           33
            15.7  Chairman                                            33
            15.8  Adjournment                                         33
            15.9  Voting                                              33
            15.10 Poll                                                33
            15.11 Casting Vote                                        34
            15.12 Proxies                                             34
            15.13 Representatives                                     34

            15.14 Other Attendees                                     34
            15.15 Resolutions Binding                                 34
            15.16 Minutes                                             34

      16    Rights and Liabilities of Manager and Trustee             34

            16.1  Holding Units                                       34
            16.2  Other Capacities                                    35
            16.3  Limitation on Liability                             35
            16.4  Specific Limitations - Manager                      35
            16.5  Specific Limitation - Trustee                       36
            16.6  Waiver                                              37
            16.7  Exercise of Discretion                              37
            16.8  Indemnity                                           37
            16.9  Limitation of Liability to Contracting Parties      37

      17    Liability of Unit Holders                                 38

            17.1  Liability Limited                                   38
            17.2  Recourse Limited                                    38

      18    Remuneration and Expenses                                 38

            18.1  Manager                                             38
            18.2  Trustee                                             39
            18.3  Waiver of fees                                      40
            18.4  Expenses                                            40
            18.5  Deferral                                            41

      19    Termination                                               41

            19.1  Procedure                                           41
            19.2  Final Distribution                                  42

      20    Amendments to Trust Deed                                  42

      21    Beneficial Ownership of Units                             42

            21.1  Definitions                                         42
            21.2  Primary Notice                                      42
            21.3  Secondary Notice                                    43
            21.4  Separate Register                                   43
            21.5  Information                                         44
            21.6  Inspection                                          44
            21.7  Disposal                                            44

            21.8  Non-Compliance                                           44
            21.9  Branch Register                                          44
            21.10 Effecting Transfer                                       44
            21.11 Sale Proceeds                                            45
            21.12 Operation of Provisions                                  45
            21.13 Sanction or Penalty                                      45
            21.14 Application                                              45
            21.15 No Liability                                             45

      22    Limitation on Unit Holdings and Notification of Substantial
            Unit Holdings                                                  45

            22.1  Interpretation                                           45
            22.2  Acquisitions Exceeding 20%                               48
            22.3  Exemptions                                               48
            22.4  Compulsory Acquisition                                   48
            22.5  Substantial Unit Holdings                                48
            22.6  Register                                                 49
            22.7  Inspection of Register                                   49
            22.8  Voting Restriction                                       49
            22.9  Registration and Divestiture                             49
            22.10 Infringement                                             49
            22.11 Sale of Units                                            50
            22.12 Transfer to Principal Register                           50
            22.13 Effecting Sale                                           50
            22.14 Proceeds of Sale                                         50
            22.15 No Liability                                             50
            22.16 Information Requirements                                 51
            22.17 No Effect                                                51
            22.18 Conformity with Listing Rules                            51
            22.19 Application                                              51

      23    Schemes of Arrangement                                         51

            23.1  Definitions                                              51
            23.2  Notice by Proposing Party                                51
            23.3  Details of Notice                                        51
            23.4  Binding Compromise                                       52
            23.5  Copy to Unit Holders and Trustee                         52
            23.6  Further Assurances                                       52

      24    Preservation of REIT Status                                    53

            24.1

      25    General                                                        53

            25.1  Relevant Law                                             53
            25.2  Submission to Jurisdiction                               54
            25.3  Notices between Manager and Trustee                      54
            25.4  Notices to Unit Holders and Option Holders               54

                    TRUST DEED
                    WESTFIELD AMERICA TRUST

                    This trust deed is made on 28th March 1996
                    Between:
                    WESTFIELD AMERICA MANAGEMENT LIMITED
                    (A.C.N. 072 780 619)
                    And:
                    PERPETUAL TRUSTEE COMPANY LIMITED
                    (A.C.N. 000 001 007)

1              INTERPRETATION

DEFINITIONS         1.1  In this deed these words and phrases have this meaning unless the contrary intention appears:

                         ACCRUAL PERIOD: the period from the commencement of the Trust until 31 December 1996 and thereafter six monthly periods commencing on 1 January and 1 July or such other period as the Manager determines.

                         APPLICATION PRICE: in respect of a Unit, the price determined in accordance with clause 8 at which that Unit is issued.

                         ASC: the Australian Securities Commission.

                         ASX: Australian Stock Exchange Limited.

                         ASSETS: all the property, rights and income of the Trust.

                         AUDITOR: the auditor for the time being of the Trust.

                         CLASS: means the class or listing description under which a Unit is traded on the ASX as designated by the ASX from time to time.

                         CUSTODIAN: a corporation appointed by the Trustee for the purposes or clause 3.4.

                         DISTRIBUTABLE INCOME: the amount determined by the Manager under clause 12.1 as being the distributable income of the Trust for an Accrual Period.

                         EXCHANGE RATE: means the spot rate for the exchange of Australian Dollars to US Dollars determined for the date upon which the exchange of currencies is to take place as quoted on the Reuters Screen "HSRA" or any equivalent replacement reference page at 4.00 p.m. on that date provided that if no such rate is available then the "Exchange Rate" means the average of mid-rates as quoted by any two of National Australia Bank Commonwealth Bank of Australia, Westpac Banking Corporation and Australia and New Zealand Banking Group Limited at 4.00 p.m. on that date.

                         EXPERT: means an expert selected by the Manager or the Trustee as applicable for the purposes of paragraph (c) of the Definition "Market Price" being a member of the following panel:

                         SBC Australia Equities Limited, ABN Amro Australia Hoare Govett, Mcintosh & Company Limited, BT Securities (Australia) Limited, James Capel Australia Limited and ANZ McCaughan Limited and/or such other members as the Manager and the Trustee shall agree from time to time.

                         FINANCIAL YEAR: a year ending on 31 December, or that part of such a year occurring at the commencement or termination of the Trust.

                         HOME EXCHANGE: that state branch of the ASX designated as such for the Trust, to the Trustee or Manager by the ASX.

                         LAND: land under the Trustee Act 1925 (NSW) or land located anywhere in the world.

                         LIABILITIES: includes all borrowing's, unpaid costs, charges, expenses, outgoings and fees, any provision which the Manager decides in consultation with the Auditor should be taken into account in determining the liabilities of the Trust and all other liabilities determined in accordance with accounting standards and generally accepted accounting principles (including liabilities accrued but not yet paid.

                         LISTING RULES: the official listing rules of the ASX.

                         MANAGER: the manager, from time to time, of the Trust, and includes the Trustee, from time to time, when acting as the manager.

                         MARKET PRICE: in respect of any business day means:-

                         (a) the last sale price per Unit for the applicable Class ("ASX sale price") recorded on the ASX on that business day or if no Units were traded on the ASX on that business day the last ASX sale price recorded on the ASX; or

                         (b) if the Manager or the Trustee believes that the calculation in paragraph (a) does not provide a fair reflection of the market price of a Unit on that business day, the mid-point of the bid and offer prices per Unit recorded on the ASX at the close of trading on that business day (whether or not a sale is recorded on that business day); or

                         (c) if the Manager or the Trustee as the case may be wishes to have the calculation referred to in paragraph (b) reviewed by an Expert and has given written instructions (with a copy to the Manager or the Trustee as applicable) to that Expert for that purpose, the price determined by that Expert having considered all representations made in relation to the matter by the Manager or the Trustee as applicable.

                         MARKET RATE: the average mid rate for bills of exchange which have a tenor of 3 months which average is displayed on the "BBSW" page of the Reuters Monitor System on the first day of the period for which the rate is to be determined, or if there is a manifest error in the calculation of that average rate or is it not displayed by 10.30am Sydney time on that day then the rate specified in good faith by the Manager as the average rate for bills of that tenor bid and offered by at least 4 leading financial institutions in Sydney on that date (whether such bids and offers are displayed on the "BBSW" page or otherwise evidenced).

                         MONTH: calendar month.

                         NET ACCOUNTING INCOME: subject to the Manager (in conjunction with the Auditor) being able to decide the classification of any item as being on income or capital account and the extent to which reserves or provisions need to be made, the Net Accounting Income of the Trust for an Accrual Period is the income of the Trust net of expenses determined in accordance with generally accepted Australian accounting standards.

                         NET ASSETS: the Assets of the Trust less its Liabilities.

                         NET ASSET VALUE: the value of the Net Assets of the Trust.

                         NET INCOME: the Net Income for an Accrual Period is the "net income" of the Trust determined in accordance with subsection 95(1) of the Income Tax Assessment Act 1936 ("the Act") on the assumption that the Accrual Period is a year of income but reduced by any amount that would, on the assumption that an Accrual Period were a year of income, be included in the assessable income of the Trust in accordance with Sections 6AC or 160AQT of the Act.

                         OFFICIALLY QUOTED: quoted on the main board of the ASX from time to time, and includes a period of suspension from quotation for a continuous period not exceeding 60 days.

                         OPTION: an option to subscribe for a Unit.

                        OPTION HOLDER: a person registered as the holder of an Option (including persons registered jointly)

                        QUARTER: a period of 3 calendar months ending on 31 March, 30 June, 30 September and 31 December in each year.

                        RELIEF: any declaration or modification made or exemption granted by the ASC at any time, and continuing in force and applicable to the Trust.

                        RESOLUTION:

                        (a) a resolution passed at a meeting of Unit Holders of the Trust:-

                              (i) on a show of hands, by the required majority of Unit Holders present in Person or by proxy or representative; or

                              (ii) if a poll is duly demanded, by the required majority of the number of Units held by Unit Holders present and voting on the poll, in person or by proxy or representative; or

                        (b) where the law allows, a resolution in writing signed by Unit Holders holding the required majority of the Units in the Trust.

                        Except where this deed or any applicable law provides otherwise, the "required majority" is a simple majority.

                        SPECIAL RESOLUTION: a Resolution where the required majority is 75%.

                        SUBSCRIPTION AMOUNT: in respect of an application for a Unit, the Application Price less the Uncalled Amount.

                        TAX: all kinds of taxes, duties, deductions and charges imposed by any government or other authority, together with interest and penalties thereon.

                        TRANSACTION COSTS:

                        (a) when calculating the Application Price of a Unit in accordance with clause 8:

                              The Manager's estimate of the total transaction costs, (or a portion of total transaction costs, if appropriate, having regard to actual transaction costs which would be incurred because of the issue or sale of the Units taking into account contemporaneous redemptions) which would be incurred in acquiring afresh the Assets of the Trust.

                        (b) when calculating the redemption price of a Unit in accordance with clause 8.10:

                              The Manager's estimate of the total transaction costs (or a portion of the total transaction costs, if appropriate, having regard to the actual transaction costs which would be incurred because of the redemption or the buy-back, as the case may be, taking into account contemporaneous issues and sales of Units) which would be incurred in selling the Assets of the Trust.

                        TRUST: the trust hereby constituted and to be known as the "Westfield America Trust", (subject to clause 10.11).

                        TRUSTEE: the trustee of the Trust from time to time, and includes the Manager when acting as the trustee.

                        UNCALLED AMOUNT: in respect of a Unit, the Application Price less the amount remaining unpaid and which has not been called.

                        UNIT: an undivided share in the beneficial interest in the Trust as provided in this deed.

                        UNIT HOLDER: the person registered as the holder of a Unit (including persons jointly registered).

                        US DOLLAR EQUIVALENT: means, in relation to Australian Dollars, the equivalent at any time of that amount in US Dollars determined by multiplying the Australian Dollar amount by the Exchange Rate at that time.

                        VALUATION TIME: a time at which the Manager calculates Net Asset Value.

                        VALUER: an independent qualified valuer nominated by the Trustee and approved by the Manager.

INTERPRETATION    1.2   Unless the contary intention appears, in this deed
                        (including its schedules and appendices):

                        (a) terms defined in the Corporations Law are used with their defined meaning;

                        (b) a reference to a statute, ordinance, code or other law includes regulations and other iustruments under it and consolidations, amendments, re-enactments or replacements;

                        (c)   the singular includes the plural and vice versa;

                        (d) the words "including" and "for example" when introducing a list of items does not exclude a reference to other items, whether of the same class or genus or not;

                        (e)   amend includes delete or replace;

                        (f) person includes a firm, a body corporate, an unincorporated association or an authority;

                        (g) headings and marginal notes are for convenience only and do not affect interpretation of this deed;

                        (h) a reference to a "business day" is to a day other than a Saturday or Sunday on which banks are open for general banking business in Sydney and Melbourne; and

                        (i) a reference to a "foreign person" has the same meaning as in the Foreign Acquisitions and Takeovers Act 1975 (Commonwealth).

Parties Bound     1.3   This deed as amended binds the Trustee, the Manager and
                        the Unit Holders of the Trust and any person claiming through any of them as if each of them had been a party to this deed.

2              CORPORATIONS LAW

Corporations Law  2.1   The Trustee and the Manager covenant with each other and
                        with each Unit Holder, and each Unit Holder covenants with each of the Trustee and the Manager, subject to the Corporations Law and to any Relief, in terms of and to comply with:-

                        (a) the covenants required by section 1069 of the Corporations Law;

                        (b)   division 5 of part 7.12 of the Corporations Law;
                              and

                        (c) any conditions of, and any covenants required to be contained in this deed as a condition of, the Relief.

                        If the ASC makes a declaration or grants an exemption on condition that this deed contains covenants other than, or inconsistent with, those referred to in clause 2.1 or otherwise included in this deed, then those covenants are deemed to be iccorporated in this deed and, to the extent of any inconsistency, prevail over such covenants, as if the Corporations Law required them to be included in this deed.

                        This clause 2.1 prevails over all other provisions of this deed (including any which purport to prevail).

ASX Listing Rules 2.2   The Manager and the Trustee covenant with one another
                        respectively and the Unit Holders covenant with the Trustee with effect throughout the duration of the scheme to which this deed relates in terms of and to comply with the relevant provisions of the Listing Rules including paragraph 1A(1)(c) and section 2F of the Listing Rules subject to the terms of any waivers or Relief from any provision of the Listing Rules granted by the ASX and not revoked. The obligations imposed by this covenant are additional to those imposed by any other covenant of this deed. Subject to clause 2.1, this clause 2.2 prevails over all other provisions of this deed.

Supremacy         2.3   If any covenant incorporated or deemed to be
                        incorporated in this deed by the Corporations Law or Corporations Regulations or Listing Rules is inconsistent with any other provision contained or deemed to be contained in this deed, the covenants or provisions will prevail in the following order of priority:-

                        (a)   covenants incorporated or deemed to be
                              incorporated in this deed by the Corporations Law;

                        (b)   covenants incorporated or deemed to be
                              incorporated in this deed by the Corporations Regulations;

                        (c) provisions required to be contained in this deed by the Listing Rules; and

                        (d)   the other provision contained in this deed.

3              THE TRUST

The Trust         3.1   There is constituted by this deed the Trust under which
                        property shall be vested in and held by the Trustee upon trust for the Unit Holders, subject to the terms and conditions of this deed.

First Trustee     3.2   Perpetual Trustee Company Limited agrees to act as
and Manager             trustee of the Trust. Westfield America Management
                        Limited agrees to act as manager of the Trust.

Assets Vest in    3.3   The Trustee must hold the Assets of the Trust on trust
Trustee                 for the Unit Holders. The Asssts of the Trust vest in
                        the Trustee, but must be held as a separate fund which is not available to meet liabilities of any other trust.

Appointment of    3.4   The Trustee, subject to its covenants in this deed, may
Custodian               from time to time with the approval of the Manager,
                        appoint in relation to the Trust any one or more corporations to perform the following actions in the name of the Trustee or in the name of the Custodian:

                        (a) purchase or sell Assets at the direction of the Trustee and execute all transfers and assurances necessary for that purpose;

                        (b) receive and hold on behalf of the Trustee Assets and any document of title relating to the Trust in safe custody;

                        (c) receive all income on behalf of the Trustee arising from any of the Assets referred to in paragraph (b) of this sub-clause;

                        (d)   procure registration of those Assets;

                        (e) hold and disburse monies in the name of the Trustee at the direction of the Trustee; and

                        (f) perform all actions incidental to any of the above powers.

                        The Trustee, by the terms of an appointment under clause
                        3.4 may insert provisions for the protection and convenience of other dealing with the Custodian as it thinks fit. If the Trustee appoints a Custodian, the Trustee remains liable for any act or omission of the Custodian as if the act or omission was an act or omission of the Trustee.

                        The Trustee is responsible for payment of the fees and expenses of the Custodian but is entitled to be reimbursed out of the Trust in respect of those fees and expenses subject to a maximum in any Financial Year of 1% of the Assets under the control of the Custodian. If the aggregate of the fees and expenses of the Custodian exceeds the above maximum in any Financial Year, the excess is to be paid to the Trustee by the Manager from the Manager's own funds.

Maximum Number     3.5  The maximum number of issued Units in the Trust at any
of Units                time must not exceed 100,000,000,000.

4              DURATION OF TRUST

Initial Settlement 4.1  The Trust commences when the Manager or a nominee of the
                        Manager pays $100 to the Trustee as an Asset of the Trust. The Trustee must issue the Manager with 100 Units in the Trust in return for that payment.

Termination        4.2  The Trust terminates if:-

                        (a) the Trust terminates in accordance with another provision of this deed or by law; or

                        (b) the Unit Holders so resolve by a special resolution passed at a general meeting of Unit Holders convened by the Manager or the Trustee.

Termination Date   4.3  The Trust terminates on the earlier of:-

                        (a) the 8Oth anniversary of the day the Trust commenced; or

                        (b) the date on which the Trust is terminated under this deed or by law.

No Dissolution    4.4   Notwithstanding any other provision of this Deed the
                        death, insanity, bankruptcy, retirement, resignation or expulsion of a Unit Holder or of the Trustee or Manager will not of itself cause or result in the dissolution or termination of the Trust.

5              INTERESTS OF UNIT HOLDERS

Units             5.1   Subject to the other provisions of this deed and the
                        terms of issue of a Unit, each Unit confers an equal undivided interest in the Assets, and does not confer any interest in a particular Asset, but only an interest in the Assets of the Trust as a whole, subject to the Liabilities of the Trust.

Fractions         5.2   Fractions of a Unit may be issued calculated to such
                        number of decimal places as the Manager determines. In spite of any other provision of this deed, any right or interest conferred by a fraction of a Unit will be calculated in accordance with that fraction. If the Manager determines not to issue fractional Units, any application moneys that would otherwise result in a fraction of a Unit becomes an Asset of the Trust.

Partly Paid Units 5.3   Units may be issued on the basis that the Application
                        Price is payable at such time or times as the Manager may determine. In spite of any other provision of this deed, if Units are issued on that basis and until such time as the Application Price has been paid in full, the interest conferred by those Units, and the rights attaching to them will be reduced by the same proportion as the Uncalled Amount for the time being bears to the Application Price at which those Units were issued.

Consolidation     5.4   Units may be consolidated or divided as determined by
and Division            the Manager.

Restrictions      5.5   A Unit Holder must not:-

                        (a) interfere with any rights or powers of the Manager or Trustee under this deed;

                        (b) exercise a right in respeet of an Asset or lodge a caveat or other notice affecting an Asset or otherwise claim any interest in an Asset; or

                        (c)   require an Asset to be transferred to the Unit
                              Holder.

Additional Units  5.6   The Manager may from time to time issue additional Units
                        in accordance with the procedure set out in clause 6 and the other provisions of this deed.

Stock Exchange    5.7   The Manager will apply for Official Quotation of Units
Listing                 and admission of the Trust to the official list of the
                        ASX. The Manager and the Trustee must use their best endeavours to ensure that the Units are Officially
                        Quoted and that such official quotation is maintained.

Quotation         5.8   To the extent permitted by the Listing Rules and the
                        ASX, Units may be listed for quotation on the ASX in Australian dollars, United States dollars and any other currency whatsoever.

6              APPLICATIONS FOR UNITS AND OPTIONS

Procedure         6.1   An applicant for Units must complete a form approved by
                        the Manager if the Manager requires this. The form must be accompanied by the Application Price or, where the Application Price is to be partly paid, the Subscription
                        Amount, for each Unit applied for either by payment in a form that the Manager approves, or by the transfer of property of a kind able to be vested in the Trustee, and must be payable to the Trustee in accordance with clause
                        6.3.

Non-cash          6.2   If the Manager intends to accept property rather than
Contributions           cash as a contribution to the Trust, the Manager must
                        obtain:

                        (a) an effective transfer to the Trustee of title to the property, confirmed in a manner approved by the Trustee; and

                        (b) a valuation acceptable to the Trustee stating the market value of that property.

Payment to Trustee 6.3  The payment or transfer of property under clause 6.1 must be paid or transferred by the applicants directly to the Trustee to be placed by the Trustee in a special trust account until such time as the minimum subscription (under any prospectus or offering memorandum) or minimum application (in the case of an excluded issue, offer or invitation) has been reached, and the Manager has advised the Trustee that it proposes to proceed to allotment of Units. Until such time as the Manager decides to proceed to allotment of Units, the Trustee shall hold such money or property as the case may be as bare trustee for the applicants. The Trustee may invest any such money in accordance with the power to invest set out in clause 9.1(n). Any interest received in respect of such money shall form part of the Assets. The Manager covenants with the Trustee that it will comply with all obligations imposed on it by law, the Listing Rules or this deed, in the same manner as it would be required to do if it were a company offering shares for subscription or purchase.

Uncleared         6.4   The issue of Units against application money paid other
Funds                   than as cleared funds is void if the funds are not
                        subsequently cleared.

Manager may       6.5   Subject to Listing Rule 3D(1C), the Manager may in its
Reject                  absolute discretion reject an application for Units in
                        whole or part without reason.

MINIMUM           6.6   The Manager may set a minimum application amount for the
APPLICATION             Trust, and alter that amount at any time.

ISSUE DATE        6.7   Units are taken to be issued when the Trustee has
                        received the Manager's notification that the Manager proposes to proceed to allotment of the Units.

NOMINATION OF     6.8   The Manager alone may nominate the person to be
HOLDER                  registered as the holder of a Unit, and the Manager and
                        the Trustee may treat the registered holder as the absolute owner of the Unit. The Manager's power of nomination ceases once a person has been registered as the holder of a Unit. The Manager and Trustee need not recognise any claim or interest in a Unit by any person other than the registered holder or holders of the Unit, even if they have notice of such interest.

OPTION            6.9   The Manager may from time to time create Options.

OPTION TERMS      6.10  Options may be issued:-

                        (a) for no consideration or at a consideration, as determined by the Manager;

                        (b) on the basis that the Application Price for a Unit to be issued on exercise of the Option is a price determined in accordance with clause 8 or (provided that any relevant ASC instrument is complied with) is a price not less than 50% of the Application Price of a Unit as otherwise determined in accordance with clause 8;

                        (c)   only on terms that the Option does not confer:

                              (i)   any right to vote at Unit Holder meetings;
                                    or

                              (ii) any right to require the Manager to redeem or repurchase the Option; or

                              (iii) except as expressly provided in this deed or
                                    the terms and conditions of issue of the Option, any other entitlement under this deed, consequent upon holding the Option; and

                        (d) otherwise on terms and conditions determined by the Manager and approved by the Trustee.

OPTION EXERCISE   6.11  On exercise of an Option in accordance with its terms and conditions of issue, the Option Holder is entitled to subscribe for and be allotted one Unit, credited as fully paid.

CALLS BY MANAGER  6.12  The Manager may call on each Unit Holder to pay all or any part of the Uncalled Amount of the Application Price of Units to the Trustee at any time. The Manager may only make a call in respect of Units of a Unit

                        Holder if the Manager also makes the same call on all other Unit Holders whose Units are similarly partly paid.

EXCLUDED OFFERS   6.13  If the Manager is requested to issue Units pursuant to an excluded issue or make an offer or invitation for units as an excluded offer, the Manager and the Trustee may rely on information provided by other persons to determine if the issue is an excluded issue or the offer or invitation is an excluded offer or invitation. Each Unit Holder indemnifies the Manager and the Trustee for any loss, damage or other consequence which may arise if such issue, offer or invitation of Units to that Unit Holder is not an excluded issue, offer or invitation. If, as a result of such an issue, offer or invitation which is not an excluded issue, offer or invitation, a Unit Holder receives Units, the Manager may take any action which the Manager considers appropriate including, without limitation, selling or causing the redemption of the Units, paying any expenses, and retaining the balance until the Manager is satisfied that no amount will become payable under the indemnity in this clause
                        6.13. The Manager may apply that balance in satisfaction of any such amount and account to the Unit Holder for any remaining balance. Without limitation to clause 16, the Manager is to be under no liability for any action it takes (or refrains from taking) under this clause 6.13.

7              REDEMPTION, REPURCHASE AND FORFEITURE OF UNITS

REDEMPTION NOTICE 7.1   A Unit Holder may give the Manager a redemption notice
                        in such form as may be approved by the Manager from time to time specifying the name of the Trust and the number of Units to be redeemed or repurchased or (with the Manager's approval) the amount of the proceeds which the Unit Holder wishes to receive from the redemption or repurchase. A redemption notice shall be accompanied by any Unit certificates the Unit Holder may hold in respect of the Units which are the subject of the redemption notice.

REPURCHASE AND    7.2   Subject to the other provisions of this deed, on receipt
REDEMPTION              of a redemption notice pursuant to clause 7.1, the
                        Manager shall repurchase or cause to be repurchased or redeemed (as specified in the redemption notice) all of the Units required by the Unit Holder to be repurchased or redeemed (as the case may be) at a price calculated in accordance with clause 8.10.

SUSPENSION WHILE  7.3   Notwithstanding clause 7.2, the Manager is not obliged
UNITS QUOTED            to repurchase or redeem Units under this clause 7 while
                        the Units are Officially Quoted.

MINIMUM HOLDING   7.4   If compliance with a redemption notice would result in
                        the Unit Holder holding Units having a value less than the then current minimum application amount, the Manager may treat the redemption notice as relating to the Unit
                        Holder's entire holding of Units.

SMALL PARCELS      7.5  The Manager may in its discretion from time to time
                        instruct the Trustee to redeem or sell any Units held by a Unit Holder without request by the Unit Holder, provided that the Units are Officially Quoted and the total number of Units held by the Unit Holder is less than a minimum parcel as provided in the Listing Rules.
                        The Manager must give the Unit Holder not less than 6 weeks notice of its intention to cause the redemption or sale of the Units and the Manager may only so instruct the Trustee if the Manager has not received from the Unit Holder a written notice of objection and the Unit
                        Holder has not increased his holding so that he holds at least a minimum parcel of Units. If a holding of Units is redeemed under this clause 7.5, the repurchase price is to be the price calculated under clause 8.10. The proceeds of the redemption or sale shall not be remitted until such time as the Manager is in receipt of the certificate (if issued) relating to the redeemed or sold
                        Units.

MINIMUM            7.6  If a Unit Holder gives a redemption notice under clause
REDEMPTION OR           7.1, the Manager need not cause redemption
REPURCHASE              or repurchase of Units having a value less than the
                        minimum application amount (if any) for Units of that class, unless the redemption notice relates to all of the Unit Holder's holding.

NOTICE IRREVOCABLE 7.7  A Unit Holder may not withdraw or revoke a redemption notice unless the Manager agrees.

ORDER              7.8  Unless the Manager decides otherwise, the first Units issued to a Unit Holder are the first to be redeemed or repurchased.

SUMS OWED TO       7.9  The Trustee must deduct from the proceeds of redemption
MANAGER                 any unpaid moneys due by the Unit Holder to the Manager,
                        if the Manager requests.

TRANSFER OF ASSETS 7.10 The Manager may if the Unit Holder agrees direct the
                        Trustee to transfer Assets to a Unit Holder rather than pay cash on redemption or repurchase of Units. These Assets must be of equal value to the total proceeds of redemption or repurchase actually due to the Unit Holder (based on a valuation done within 2 months before the date of the proposed transfer). Clause 8.7 applies to the valuation.

FORFEITURE OF UNIT 7.11 If a Unit Holder fails to pay any call on a Unit made in accordance with clause 6.13, the Manager may, at any time during such time as any call or part thereof remains unpaid, serve a notice on that Unit Holder requiring payment of so much as is unpaid together with interest at the Market Rate for each 3 monthly period (determined at 3 monthly intervals commencing on the date the call becomes payable) such interest to be calculated on and accrue due and payable on the daily balance from the date the call becomes payable to the date of payment or forfeiture of the Units pursuant to clause 7.12 whichever is the earlier. The notice must state a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or by which the payment as required by the notice is to be made, and must state that in the event of non-payment on or before the time appointed the Units in respect of which the call is then due and owing will be liable to be forfeited.


DIRECTION TO FORFEIT   7.12 If the requirements of a notice under clause 7.11
                            are not complied with, any Unit in respect of which the notice has been given may at any time thereafter before the required payment has been made, be forfeited by a direction of the Manager to the Trustee in writing of that fact. Such forfeiture shall include all entitlements to income accrued in respect of the forfeited Unit and not paid before the forfeiture.


SALE OF FORFEITED      7.13(a)  Subject to the terms of this deed, a
UNIT                            forfeited Unit may be sold or otherwise
                                disposed of by private sale at a price per Unit calculated in accordance with any Relief or equal to the prevailing Application Price of Units at the date of the sale less the then
                                Uncalled Amount (if any) in respect of that Unit, and such Unit will be:

                                (i)  credited as paid up to the sum of the
                                     amount paid up on the Unit on the day of the forfeiture and the amount of the call and the amount of any other calls becoming payable on or before the day of the sale; and

                                (ii) continue to be subject to a liability to
                                     pay an amount equal to the Uncalled Amount
                                     (if any) in accordance with this deed.

                            (b) At any time before a sale or disposition under
                                paragraph (a), forfeiture may be cancelled on such terms as the Manager thinks fit and shall be cancelled where the Unit Holder pays to the Manager the full amount owing in respect of such Units.

                            (c) On a sale or other disposition under paragraph
                                (a), the Trustee shall receive the proceeds of such sale or disposition and may execute a transfer of the forfeited Unit in favour of the purchaser of the Unit, and such purchaser shall thereupon be registered as the Unit Holder and shall not be bound to see to the application of the proceeds of such sale or disposition nor shall his title to the Unit be affected by any irregularity or invalidity in the proceedings in relation to the forfeiture or sale or disposition of the Units. The defaulting holder of the Unit will remain liable to pay the amount of the unpaid call.

                            (d) The proceeds of sale or disposition of any
                                forfeited Unit shall be applied first towards the payment of all costs and expenses incidental to the forfeiture and sale or disposition, secondly toward the payment of any interest, thirdly on account of the amount in respect of which the notice referred to in clause 7.11 was given and fourthly in payment of the balance (if any) remaining to the Unit Holder whose Units have been forfeited and sold or otherwise disposed of.



CESSATION OF STATUS   7.14  A Unit Holder whose Units have been forfeited shall
OF UNIT HOLDER              cease to be a Unit Holder from the date when a
                            direction in relation to the Units so forfeited is given by the Manager to the Trustee in accordance with clause 7.12 in respect of the forfeited Units but shall notwithstanding remain liable to pay to the Manager all unpaid calls and interest in respect of the Units and the costs and expenses of and incidental to the forfeiture and sale or disposition.


ASSET DISPOSALS       7.15  The Manager must provide to the Trustee details of
FOR REDEMPTIONS             any Assets to be disposed of or transferred (as the
                            case may be), or any borrowing to be made, to satisfy a request for the redemption of Units.


8        UNIT PRICE AND VALUATION


APPLICATION PRICE  8.1      Subject to clauses 4.1 and 6.10, while Units are not
                            Officially Quoted, a Unit must only be issued at an application price calculated as:

                                   Net Asset Value + Transaction Costs
                                   -----------------------------------
                                        number of Units in issue

                            The application price must be determined as at the last Valuation Time before the Manager received (or is taken to have received) the application for Units.


APPLICATION PRICE  8.2      While Units are Officially Quoted, subject to
WHERE UNITS                 clauses 8.3, 8.4, 8.5 and 8.6, a Unit must only be
OFFICIALLY QUOTED           issued at an application price equal to the weighted
                            average Market Price of Units during the ten ASX business days immediately prior to the date upon which the application price is to be calculated. The price of Units or Options issued to an underwriter may be reduced by such lawful fee, brokerage or commission as the Trustee may approve.


RIGHTS ISSUES      8.3      The Manager may offer further Units for subscription
                            at a price determined by the Manager to those persons who are Unit Holders on a date determined by the Manager not being more than 30 days immediately prior to the date of the offer, provided that:

                            (a) the Trustee approves the application price and terms of issue;
                            (b) all Unit Holders are offered Units at the same application price on a pari passu basis (whether or not the right of entitlement is renounceable); and

                            (c) where it is proposed to issue Units at an application price less than the Market Price not more than 5 ASX business days prior to the date on which a prospectus pursuant to which the offer is made is lodged with the ASC, the relevant application price is not less than 50% of the Market Price as at a date not more than 5 ASX business days prior to the date on which the prospectus is lodged.

                            AND FURTHER PROVIDED THAT, subject to the Listing Rules, the reference to all Unit Holders in paragraph (b) excludes Unit Holders who are not resident in Australia ("Overseas Unit Holders"). Where the right of entitlement is renounceable, the Manager is, as the agent of each Overseas Unit Holder, to sell the Overseas Unit Holder's entitlement and account to the Overseas Unit Holder for the proceeds of the sale, after deducting any costs or Taxes incurred in connection with the sale. Where the right of entitlement is not renounceable, the Manager is to pay to each Overseas Unit Holder an amount, determined by the Manager in consultation with the Auditor and the Trustee, out of the Assets being the fair value (if any) of the Overseas Unit Holder's entitlement.

                            The Manager may adjust any entitlement to accord with the Listing Rules and in the case of fractions, clause 5.2 shall apply. Any Unit Holder may, unless the terms of issue provide otherwise, renounce its entitlement in favour of some other person.

RE-OFFER              8.4   Any Units offered under clause 8.3 which are not
                            subscribed for within the period during which the offer is capable of acceptance may be offered for subscription by the Manager to any person, provided that the application price is not less than that at which the Units were originally offered to Unit
                            Holders. If an underwriter has underwritten any offer for subscription under clause 8.3, the underwriter may take up any Units not subscribed for by the Unit Holder.

PLACEMENT             8.5   The Manager may at any time issue Units to any
                            person at a price and on terms approved by the Trustee, provided that the Corporations Law, the Listing Rules and any Relief are complied with.

REINVESTMENT          8.6   While Units are Officially Quoted, the application
                            price payable for each additional Unit upon reinvestment of distributions, is the weighted average Market Price during the 5 ASX business days after the date on which trading of the Units becomes ex-entitlement to distributions, less such discount, if any, not exceeding 10% as the Manager may with the approval of the Trustee determine. If the amount to be reinvested in additional Units results in a fraction of a Unit, the money representing the fraction is to be dealt with in accordance with clause 5.2.

PERIODIC VALUATIONS   8.7   Neither the Trustee nor the Manager is to be
                            regarded as having any special expertise in valuation. The Manager or Trustee may cause an Asset to be valued at any time by a Valuer using the valuation method set out in clause 8.8. A copy of any such valuation must be given to the Auditor. An
                            Asset which is real property must be valued at least once every 3 years by a Valuer and more frequently if the Trustee so requires. The Manager may determine Net Asset Value at any time in its absolute discretion, including more than once on each day, but unless Units are Officially Quoted must do so at least once every Quarter.

VALUATION METHODS     8.8   The valuation method or the manner of valuation of
                            an Asset is to be determined by the Valuer and approved by the Trustee.

ROUNDING              8.9   The Manager may round the application price and
                            redemption price of a Unit calculated under clauses
                            8.1 and 8.10 respectively to the nearest fraction of a cent as determined by the Manager.

REDEMPTION OR         8.10   (a) Subject to paragraph (b) and the terms of
REPURCHASE PRICE                 issue of any Units, a Unit must only be
                                 redeemed or repurchased at a price calculated as:-

                             Net Asset Value - Transaction Costs
                             -----------------------------------
                                   number of Units on issue




                      (b) If a Unit is to be redeemed or repurchased out of the proceeds or an application for a Unit made at the same time as the redemption notice, the Unit may be redeemed at the Application Price. A certificate from the Manager will be conclusive evidence as to whether or not this paragraph (b) applies to the redemption of a Unit.

                      (c) The prices in paragraphs (a) and (b) must be determined as at the last Valuation Time before the Units the subject of the redemption notice are redeemed or repurchased.


9      TRUSTEE

POWERS                9.1   Subject to this deed, the Trustee shall have all the
                            powers over and in respect of the Assets and Liabilities of the Trust that it is legally possible for a natural person or a corporation to have as if it were the absolute owner of the Assets. Without in any way affecting the generality of the foregoing, the Trustee shall be deemed to have the full and absolute and beneficial powers of:-

                            (a) purchase and sale of any real or personal property of any nature or investments for cash or upon terms;

                            (b) leasing and acceptance of surrender of leases with power to compromise the lessees and others and execute and pay for repairs and improvements;

                            (c)  instituting and compromising legal proceedings;

                            (d)  attending and voting at meetings;

                            (e) paying all outgoings connected with this deed which are not otherwise payable by the Manager;

                            (f)  lending money with or without security;

                            (g) raising or borrowing money with or without security and incurring all types of obligations and liabilities;

                            (h) building, altering, repairing, extending, replacing and re-building any real or personal property;

                            (i) drawing, endorsing, discounting, selling, purchasing and otherwise dealing with bills of exchange either alone or jointly;

                            (j)  entering into any financial facility or
                                 agreement of any kind whatsoever;

                            (k) obtaining or providing guarantees, indemnities or sureties on such terms and conditions as the Trustee thinks fit, with or without security;

                            (l) entering into, purchasing or becoming a party by any means (including without limitation assignment or novation) to any contracts or arrangements solely for the purpose of or incidental to liability or debt management or currency exchange management including (without limitation):-

                                 (i)  the management of actual or contingent
                                      interest rate or foreign exchange
                                      exposures of the Trust in respect of any existing or proposed borrowing or obligation of the Trust;-

                                 (ii) futures contracts traded on a futures
                                      market;

                                 (iii) options contracts;

                                 (iv) currency swap, interest rate swap, forward
                                      exchange rate contracts, forward interest rate contracts or combinations or variations of any of the foregoing;

                            (m) any scheme or undertaking, common enterprise or investment contract (as defined in the Corporations Law), or any equivalent or substantially similar scheme or undertaking, enterprise or investment contract in any other jurisdiction, including, without limitation, units in a unit trust or other prescribed interest schemes, provided such scheme or undertaking, enterprise or investment contract, unit trust or prescribed interest scheme complies with the Corporations Law (subject to any Relief) or the corresponding law of any relevant jurisdiction;

                            (n) investing (whether by way of purchase, lease, acquisition of options or other rights, or otherwise) in all or any of the following:-

                                 (i) real estate of every description including (without limitation) Land and buildings, fixtures and fittings and other improvements erected or installed on Land;

                                 (ii) plant, equipment, furnishings and fittings
                                      whether used in association with buildings or Land forming part of the Assets or otherwise;

                                 (iii) monies on deposit at any bank or building
                                      society or with any company listed on any stock exchange and debentures of any company so listed;

                                 (iv) negotiable instruments of every type and
                                      description, including (without
                                      limitation) promissory notes and bills of exchange;

                                 (v)  monies deposited with authorised short
                                      term money market dealers;

                                 (vi) investment of money on security (whether
                                      by way of mortgage taken severally or
                                      otherwise) of any property of the type
                                      referred to in paragraph (i) for a term
                                      not exceeding 30 years and an amount which when added to monies owing on any charge ranking prior to or pari passu with a security to be taken by the Trustee does not exceed:-

                                      (A) two-thirds; or

                                      (B) if repayment of the whole of the
                                          principal and interest under any
                                          mortgages is insured under a mortgage
                                          insurance policy acceptable to the
                                          Trustee, then nine-tenths,

                                       of the value of the property as
                                       determined by a Valuer.

                                 (vii) preference or ordinary shares or stock,
                                       debentures, options, convertible notes
                                       and other securities of any corporation.

LIABILITIES OF TRUST   9.2  Notwithstanding clause 9.1 or any other
& UNIT HOLDER               provision of this deed:-
APPROVED


                            (a) the total Liabilities of the Trust must not, at the time the relevant Liability is incurred, create a situation whereby the Liabilities of the Trust equal or exceed 60% of the total tangible Assets of the Trust. If the Manager becomes aware that the limit has been exceeded, it must immediately notify the Trustee and take steps to rectify the default as soon as possible; and

                            (b) except on termination of the Trust, any sale or disposal by the Manager or Trustee of the main undertaking of the Trust shall be subject to the prior approval of Unit Holders in general meeting. At the meeting held to approve any sale or disposal, any person who may benefit (in the capacity other than only as a Unit Holder of the Trust) from the sale or disposal and any person who for the purposes of Part 1.2 Division 2 of the Corporations Law would be regarded as a person associated with that person, shall not vote on the Resolution.


DELEGATION        9.3   The Trustee may authorise, by power of attorney or
                        otherwise, one or more persons (whether or not related to or associated with the Trustee) to act as its delegate (in the case of a joint appointment, jointly and severally) to hold title to any Asset, perform any act or exercise any discretion within the Trustee's powers provided that:

                        (a) in the case of a delegation to hold title to any Asset, the delegate is not the Manager, an associate of the Manager or a Unit Holder; and

                        (b) in the case of a delegation for any other purpose, the delegate is not a Unit Holder.

                        The authorisation must be written. The Trustee remains liable for the acts or omissions of a delegate. However, the Trustee may include provisions in the authorisation to protect and assist those dealing with the delegate as the Trustee thinks fit.

AGENTS AND        9.4   The Trustee has the power to nominate the solicitor,
ADVISORS                licensed land broker or conveyancer to act on the
                        purchase of any real estate on behalf of the Trust. The
                        Trustee is entitled to act upon the recommendation of the Manager in selecting the solicitor, licensed land broker or conveyancer.

RETIREMENT        9.5   The Trustee must retire as trustee of the Trust when
                        required to retire by law. The Trustee may retire by giving 3 months' notice to the Manager or any shorter notice the Manager accepts.

                        The Trustee must also retire as trustee of the Trust when required by Special Resolution of Unit Holders at a meeting called for that purpose in accordance with the Listing Rules.

NEW TRUSTEE       9.6   If a vacancy in the office of Trustee occurs for any
                        reason, the Trust will not terminate and the following procedures shall apply:

                        (a) the Manager may appoint a replacement Trustee within
                            seven days of the vacancy occuring;

                        (b) if the Manager has not appointed a replacement
                            Trustee within seven days of the vacancy occurring, the Manager must convene a Meeting of Unit Holders to consider the appointment of a new Trustee. Such Meeting must be held no later than thirty days from the date that the vacancy in the office of Trustee occurs;

                        (c) if the Unit Holders do not resolve to appoint a
                            replacement Trustee at the Unit Holders Meeting referred to in clause 9.6, the Manager shall appoint a replacement Trustee.

                        (d) pending the appointment of a replacement Trustee in
                            accordance with the procedures contained in this clause 9.6, the Manager will act as Trustee.

REMOVAL             9.7 The Trustee may not be removed, except in accordance
                        with clause 9.5.

RELEASE             9.8 When it retires, the Trustee is released from all
                        obligations in relation to the Trust arising after the date it retires except that the Trustee is still obliged at the cost of the Trust to vest the Assets in the new Trustee and to deliver all books and records relating to the Trust to the new Trustee. On the retirement or removal of the Trustee, the Trustee is indemnified out of the Assets against any claims arising out of its conduct as trustee except claims arising in respect of negligence, fraud, breach of trust or breach of duty.

FUTURES CONTRACTS   9.9 Notwithstanding clause 9.1 or any other provision of
                        this deed, the Trustee shall not enter into or become a party to any futures contract unless the following conditions are fulfilled:

                        (a) where the futures contract is entered into for any speculative purpose the total actual and contingent liability of the Trustee pursuant to such contract is limited to an amount not greater than 10% of the Assets;

                        (b) the Trustee's liability in respect of such futures contract is limited in a manner which the Trustee in its sole discretion considers satisfactory;

                        (c) the Manager undertakes to provide to the Trustee at least monthly and at such other times as the Trustee may reasonably request a report identifying all futures contracts then outstanding, certifying that the limit of the Trustee's liability in respect of any futures contract ended into for speculative purposes does not exceed the amount specified in paragraph 9.9(a) and specifying any deposits, margin calls or other amounts lodged, paid or provided out of the Assets in respect of all such futures contracts;

                        (d) the Manager undertakes to ensure that at all times the Assets include sufficient cash available to the Trustee to make any deposits and/or pay any margin calls in respect of any futures contracts as same become due for payment.

10       MANAGER

POWERS            10.1  The Manager must manage the Trust until it retires or is removed. This power extends to the management of the Assets and Liabilities of the Trust, and excludes the Trustee from management except as set out in this deed.

DELEGATION        10.2  The Manager may authorise, by power of attorney or
                        otherwise, one or more persons (whether or not related to or associated with the Manager but not being a Unit
                        Holder) to act as its delegate (in the case of a joint appointment, jointly and severally) to perform any act or exercise any discretion within the Manager's power.
                        The authorisation must be written. The Manager remains liable for the acts and omissions of its delegate.
                        However, the Manager may include provisions in the authorisation to protect and assist those dealing with the delegate, as the Manager thinks fit.

AGENTS AND        10.3  The Manager may engage any agent, adviser, valuer,
ADVISERS                broker, underwriter or other contractor to assist the
                        Manager in managing the Trust or dealing with any Asset.

RETIREMENT        10.4  The Manager must retire as manager of the Trust when required to retire by law. The Manager may retire by giving 3 months' notice to the Trustee or any shorter notice the Trustee accepts.

                        The Manager must also retire as manager of the Trust when required to do so by a Resolution of a simple majority of Unit Holders at a meeting called for that purpose or by the Trustee pursuant to clause 10.5.

REMOVAL           10.5  The Manager may not be removed except as provided by law, by this deed or unless Unit Holders at a meeting called for that purpose so resolve by way of ordinary resolution. The Trustee may remove the Manager if:-

                        (a) the Manager fails to carry out any obligations
                            imposed on it by this deed;

                        (b) the Manager fails or neglects to carry out its
                            duties to the reasonable satisfaction of the Trustee;

                        (c) the Trustee considers that it would be in the best
                            interests of the Unit Holders for the Manager to retire; or

                        (d) the Manager goes into liquidation or provisional
                            liquidation (except for the purpose of amalgamation or reconstruction), is placed in official management, has a receiver or receiver and manager appointed or ceases to carry on business.

NEW MANAGER       10.6  If the Manager is removed under clause 10.5 the Trust will not terminate and the following shall apply:

                        (a) subject to any approval required by law the Trustee
                            may appoint a replacement Manager within seven days of the vacancy occurring having selected that replacement by a method determined by the Trustee in its absolute discretion;

                        (b) if the Trustee has not appointed a replacement
                            Manager within seven days of the vacancy occurring, the Trustee must convene a Meeting of Unit Holders to consider the appointment of a new Manager. Such meeting must be held no later than 30 days from the date that the vacancy in the office of Manager occurs;

                        (c) if the Unit Holders do not resolve to appoint a
                            replacement Manager at the Unit Holders Meeting referred to in clause 10.5, the Trustee shall appoint a replacement Manager;

                        (d) pending the appointment of a replacement Manager in
                            accordance with the procedures contained in this clause 10.5, the Trustee will act as Manager.

APPOINTMENT OF    10.7  While Units are Officially Quoted, the Trustee may
RECEIVER                appoint a receiver of the Manager where it considers
                        that the Manager has failed to carry out any of its obligations under this deed with the result that the rights and interests of the Unit Holders have, in the opinion of the Trustee, been materially prejudiced or will be so prejudiced unless the receiver is appointed.

SECTION 1074      10.8  Where the Manager is being wound up or, in the opinion
MEETING of the Trustee, has ceased to carry on business or, to the prejudice of Unit Holders, failed to comply with a provision of this deed, the Trustee must convene a meeting of Unit Holders under section 1074 of the Corporations Law.

CHANGE IN TERMS   10.9  No change in the Manager or the terms and conditions
OF APPOINTMENT          of appointment of the Manager may be made without the
                        approval of the Trustee.


NEW MANAGER       10.10 On its retirement, the Manager may appoint in writing another corporation to be the manager of the Trust, subject to the approval of the Trustee and any approval required by law. If the Manager does not propose a replacement at least 30 days before the Manager proposes to retire or the Trustee does not approve of the replacement proposed by the Manager, the Trustee may appoint a corporation to act as a new manager as of the date of the proposed retirement. An appointment is not complete until the new manager executes a deed by which is covenants to be bound by this deed. Until the appointment is complete, the Trustee may act as manager (subject to the law).

RELEASE           10.11 When it retires, the Manager is released from all
                        obligations in relation to the Trust arising after the date of its retirement but at the cost of the Trust is obliged to deliver all books and records relating to the Trust to any corporation validly appointed as the new Manager of the Trust.

NAME OR TRUST     10.12 On retirement of the Manager, the Manager may require the name of the Trust to be changed to a name which does not include the current (or any former) name of the Manager and which is not substantially or deceptively similar to those names. In addition, the Manager may change the name of the Trust at any time.

11 INVESTMENT

MANAGER'S ROLE    11.1  The Manager has absolute discretion as to how Assets are invested or otherwise dealt with and (subject to its obligations at law and under this deed) the Trustee must give effect to the Manager's decisions.

                        The Manager must endeavour to cause sufficient Assets of the Trust to be in cash, to enable the Trustee to give effect to the Manager's decisions. Prior to termination of the Trust, the Trustee must not acquire or dispose of any Asset except as directed by the Manager.

                        Notwithstanding any other provision of this deed, the Trustee need not give effect to a direction of the Manager, or may exercise its powers without a direction from the Manager, where the Trustee's duties require it to do so, where there is insufficient cash in the Trust to do so or where the Trustee will be inadequately indemnified or where the Trustee acting reasonably considers that its liability is not limited in a manner which is acceptable to the Trustee.

INVESTMENT POLICY 11.2  The Manager must specify its principal investment policy in the first prospectus or offering memorandum for the Trust but may vary that policy from time to time.

VOTING            11.3  Subject to clause 11.3A, the Corporations Law and any
                        Relief applicable from time to time, the Trustee must exercise all voting rights conferred by the Assets of the Trust, as directed by the Manager.

                  11.3A If:

                        (a) the Manager or any of its associates controls voting
                            rights attached to voting securities in a body corporate ("Manager Rights"); and

                        (b) the Trust assets include voting securities in that
                            body corporate ("Trust Securities"),

                        then notwithstanding any direction of the Manager to the contrary, if the voting rights conferred by the Trust Securities, together with the Manager Rights (together, "Total Rights") exceed 50% of all voting rights attached to the voting securities of that body corporate, then the Trustee may, in its absolute discretion, exercise the voting rights conferred by that number of Trust Securities equal to the difference between:

                        (c) the number of securities to which the Total Rights
                            attach; and

                        (d) the number of voting securities to which 50% of all
                            voting rights of the body corporate attach.

ACQUISITION OR    11.4  The Manager must not direct the Trustee to acquire or
DISPOSAL OF REAL        dispose of an Asset that constitutes real estate without
ESTATE                  first obtaining a valuation of that Asset by a Valuer.
                        All advisors appointed by the Manager for the purposes of the Trust shall be subject to approval by the Trustee.

INVESTMENT        11.5  The Manager shall from time to time provide to the
PROCEDURE               Trustee proposals in writing for the investment of the
                        Assets of the Trust. Each such proposal shall:-

                        (a) contain a description of the proposed investment and
                            its cost or estimated cost;

                        (b) where the proposal is for the purchase of land or
                            investment in a mortgage, be accompanied by the valuation or commercial appraisal of a Valuer; or

                        (c) where the proposal is for extensions, additions,
                            alterations to existing investments or the erection of new improvements be accompanied by the valuation or commercial appraisal thereof of a Valuer;

                        (d) where the proposal is for the purchase of shares or
                            stock in a corporation be accompanied by the valuation or commercial appraisal of a Valuer if required by the Trustee.

ACCEPTANCE BY     11.6  Subject to clause 11.1 the Trustee shall upon receipt of
TRUSTEE                 a proposal provided by the Manager under clause 11.5,
                        give written confirmation of receipt of that Proposal to the Manager and accept such proposal unless in the opinion of the Trustee:-

                        (a) the implementation of the proposal is not authorised
                            by this deed;

                        (b) where the proposal is for the purchase of land or
                            investment in a mortgage, the valuation or commercial appraisal does not support the price proposed to be paid; or

                        (c) where the proposal is for extensions, additions,
                            alterations or to existing investments or the erection of new improvements, the valuation or commercial appraisal does not support the estimated cost thereof;

REJECTION OF      11.7  Any rejection of a proposal made under clause 11.5 shall
PROPOSAL                be made by the Trustee giving written notice to the
                        Manager within 10 business days of receipt by the Trustee of the proposal (or such longer period as the Manager and the Trustee shall agree).

DEEMED ACCEPTANCE 11.8  If Trustee does not reject a proposal in accordance with clause 11.7, the Trustee shall be deemed to have approved such proposal.

UNIT HOLDERS      11.9  If the Trustee rejects any proposal made by the Manager
MEETING TO APPROVE      under clause 11.5, the Manager may summon a meeting of
PROPOSAL                Unit Holders in accordance with clause 15, to consider
                        and, if thought fit, approve the proposal. The notice of such meeting provided to Unit Holders must set out a description of the proposal and the Trustee's reasons for rejecting the proposal. If the proposal is approved by an ordinary resolution of Unit Holders at the meeting
                        (or any adjournment of the meeting), such proposal shall be authorised as if it were approved by the Trustee.

INSURANCE         11.10 The Manager must insure and keep insured in the name of the Trustee for such amounts as the Manager believes prudent (having regard to normal commercial practice) all the real property and personal property investments forming part of the Assets against fire, loss of rent and other usual risks. If the Manager believes prudent (having regard to normal commercial practice) the Manager sha11 ensure that the property comprised in every security constituting a mortgage investment comprised in the Assets (other than intangible property) is insured and kept insured in the names of the Trustee and the mortgagors and other persons (if any) for the respective interests, against fire, loss of rent and other usual risks. The Manager shall:-

                        (a) whenever required by the Trustee produce for
                            inspection by the Trustee all insurance policies effected pursuant to this clause 11.10; and

                        (b) at least once in each Financial Year certify to the
                            Trustee that the provisions of this clause 11.10 have been fully complied with.

12       INCOME AND DISTRIBUTIONS

DISTRIBUTABLE     12.1 The Manager must determine the Distributable Income
INCOME of the Trust for each Accrual Period. Unless, in its sole and absolute discretion, the Manager determines that the Distributable Income shall be some other amount, the Distributable Income must equal the greater of (i) Net Income for the Accrual Period, and (ii) Net Accounting Income of the Trust for the Accrual Period.

ENTITLEMENT AND    12.2    The Manager must distribute all Distributable
DISTRIBUTION DATES         Income of the Trust for each Accrual Period
                           within two months of the end of that Accrual
                           Period.

DISTRIBUTION       12.3    Units shall rank for distributions of
RANKING                    Distributable Income from the first day of the
                           month immediately following their creation so that where Units are created during an Accrual Period, such Units shall participate in the Distributable Income in respect of that Accrual Period in the proportion that the part of the Accrual Period (calculated in calendar months) for which such Units rank for distribution of Distributable Income bears to the whole of such Accrual Period and in the case where such Units are partly paid for the whole or part of an Accrual Period
                           ("Partly Paid Units"), such Partly Paid Units shall participate in the Distributable Income in respect of that Accrual Period according to the proportion or different proportions of the issue price that has been paid up thereon. For the purposes of such calculation where an instalment of the issue price of a Partly Paid Unit is paid into the Trust, the Partly Paid Unit in respect of which such payment is made shall thereby be entitled to rank for an increased participation in Distributable Income from the first day of the month immediately following the date of such payment.

UNITHOLDERS        12.4    Subject to clause 12.3 each person registered
ENTITLEMENTS               as a Unit Holder on the last day of an
                           Accrual Period, shall be presently entitled to the Distributable Income for the Accrual
                           Period in proportion to the number of Units held by such Unit Holder to the total number of Units then on issue.

CLOSING            12.5    The Manager must determine a date of the
DATE                       closing of the Unit Holders' register for the
                           purpose of determining entitlements to the distribution ("the Closing Date"). The total amount to be distributed in respect of a distribution period is to be transferred to a distribution account as soon as practicable after the Closing Date. The payment by the Manager of a Unit Holder's entitlement to Distributable Income to the Unit Holder registered in respect of those Units as at the Closing Date shall be a good and sufficient discharge to both the Manager and the Trustee in respect of any liability that they may have to any person in respect of such entitlement.

DISTRIBUTION OR    12.6    If the Manager directs, the Trustee must
CAPITAL TO                 transfer capital to the distribution account,
DISTRIBUTION               to enable distribution to Unit Holders of the
ACCOUNT                    minimum amount necessary to avoid the Trustee
                           becoming assessable for tax under section
                           99A of the Income Tax Assessment Act 1936.

SEPARATE ACCOUNTS    12.7    The Manager may keep separate accounts of
                             different categories or sources of income and may allocate income from a particular category or source to particular Unit Holders.
                             The Manager must notify the Unit Holders concerned of that allocation.

OTHER DISTRIBUTIONS  12.8    The Manager may at any time direct the
                             Trustee to distribute any amount of capital or income to Unit Holders pro rata according to the number of Units in the Trust held as at a time decided by the Manager. The distribution may be in cash or by way of bonus Units.

REINVESTMENT         12.9    If the Manager offers a facility whereby Unit
                             Holders may receive distributions by way of bonus Units, then by prior notice a Unit
                             Holder may elect to reinvest some or all of any distribution by acquiring such bonus
                             Units in the Trust. In those cases, the
                             Manager is treated as having received an application to reinvest distributions on the first business day after the distribution has been paid. The procedure for reinvestment of distributions is to be determined by the Manager and notified to Unit Holders from time to time as and when the facility is offered. The Manager may at any time withdraw, amend or re-establish such a facility.

                             A request to participate in such a facility or cancellation of any such request is effective if received at least 21 days before the end of a Distribution Period.

PAYMENT              12.10   The Manager must prepare distribution cheques
                             or arrange for distributions to be paid.
                             Cheques not presented within 6 months may be cancelled and reinvested in Units in the Trust on behalf of the recipient Unit Holders at the application price prevailing at the time the cheque is cancelled.

WITHHOLDING TAX      12.11   Where the Net Income includes income derived
                             from sources outside Australia from which withholding tax or its equivalent
                             ("withholding tax") has been deducted as a consequence of the application of any law of any local or foreign jurisdiction (including any treaty between the Australian Government and the government of such foreign jurisdiction) ("relevant law") and the amount of such withholding tax is greater than would be the case under the relevant law if Unit
                             Holders did not include persons who were not residents of Australia ("non residents"), the entitlement to Distributable Income of such non residents may be adjusted by the Manager so that the entitlement to Distributable
                             Income of all other Unit Holders is
                             equivalent to the amount they would receive if Unit Holders did not include non residents.

DISTRIBUTIONS PAID   12.12   The Manager may provide a facility whereby
IN DIFFERENT                 Unit Holders may receive their entitlement to
CURRENCIES                   the Distributable Income of the Trust from
                             time to time in such currency or currencies as they may request by notice to the Manager in writing and which the Manager in its absolute discretion may approve and in such event the Manager may arrange to convert a Unit Holder's entitlement to Distributable
                             Income into the currency in which it is to be paid on a date being the date that the Distributable Income in respect of an Accrual
                             Period is determined, the Closing Date in respect of an Accrual Period, the date of payment of distribution entitlements in respect of an Accrual Period or such other date as the Manager may determine and the Trustee at the direction of the Manager may maintain bank accounts in such currencies as may be appropriate for this purpose.

13 ACCOUNTS AND AUDIT

ACCOUNTS             13.1    The accounts of the Trust must be prepared by
                             the Manager in accordance with generally accepted accounting principles and must be audited and reported on as required by the Corporations Law and the Listing Rules. The
                             Manager covenants with the Trustee to keep the accounts of each Trust.

                     13.2 Subject to the Corporations Law, the Listing Rules and any Relief or waiver of the Listing Rules applicable from time to time, the accounts of the Trust must disclose:-

                              (a) gross earnings of the Trust which shall
                                  be divided to show separately rent,
                                  interest, dividends, capital profits on
                                  the sale of investments and any other
                                  items of revenue amounting to five per
                                  cent or more of the gross revenue, and
                                  shall state the extent (if any) to which income has been used in writing down the book value of investments;

                              (b) gross expenses of the Trust which shall
                                  be divided to show separately:-

                                  (i) rates, taxes and other outgoings
                                      attached to properties owned by the
                                      Trust if payable by the Trust;

                                 (ii) legal, audit and other costs payable
                                      by the Trust; and

                                (iii) fees and commissions payable to the
                                      Manager itemised to show separately
                                      initial service charges, management
                                      fees or any other fees so paid;

                               (c) the period of the Trust and the
                                   termination date;

                               (d) all investments of the Trust showing
                                   separately:-

                                   (i) a reasonable description;
                                  (ii) date of acquisition;

                                       (iii) cost price; and

                                       (iv) valuation and basis of valuation;

                                   (e)     sales of investments by the Trust
                                           during the period to which the
                                           accounts refer showing separately
                                           for each investment:-

                                       (i) sale proceeds;
                                      (ii) book value; and
                                     (iii) independent valuation of real
                                           property sold as at the time of
                                           sale;-

                                   (f) purchases of investments by the Trust
                                       during the period to which the accounts
                                       refer showing separately for each
                                       investment:-

                                       (i)  cost price; and
                                       (ii) independent valuation of real
                                            property purchased as at the time of
                                            acquisition;

                                   (g) net tangible asset backing at book value
                                       of each Unit as at the balance date of
                                       the accounts;

                                   (h) the number of Units held (if any) by the
                                       Manager or its nominees at the balance
                                       date of the accounts;

                                   (i) all matters required to be reported on
                                       under the Corporations Law and
                                       Corporations Regulations as if the
                                       Trust was a company subject to the
                                       Corporations Law.

DISTRIBUTION         13.3    The Trustee shall ensure that every
STATEMENT                    distribution statement sent to Unit Holders
                             is accompanied by a report as to the state of the Trust and includes statements on:-

                             (a) the total gross and net income per Unit
                                 for the period before charging management fees;

                             (b) the net amount per Unit (after allowing
                                 for charges and adjustments) recommended to be distributed to Unit Holders out of profits or reserves, together with the gross equivalent attributable to the distribution period; and

                             (c) the amount recommended to be carried to
                                 reserves.

AUDIT                13.4    The Trustee must appoint an Auditor qualified
                             to act as required by the Corporations Law to audit the Manager's and Trustee's accounts in relation to the Trust. The Trustee may replace the Auditor from time to time. The
                             Auditor may retire on one month's notice to the Trustee. The Auditor's remuneration shall be fixed from time to time by the Trustee.

                     13.5 The accounts must be maintained at the office of the Manager in the state of the Home Exchange.

14 ADMINISTRATION AND REPORTING

REGISTER                   14.1    The Manager must establish a principal
                                   register of Unit Holders and Option Holders
                                   (if any) and may establish branch registers in such locations (other than the location of the principal register) as it considers appropriate. The Manager must decide what information is to be recorded in the principal and any branch register, in consultation with the Trustee. The principal and any branch register shall be kept up to date and a complete copy of each register must be provided to the Trustee within 3 business days after request. The Manager need not enter notice of any trust on any register. The Manager and the Trustee may treat the registered Unit Holder as the absolute owner of Units registered in that Unit Holder's name and not be bound to take notice of any trust or equity affecting any Unit.

REGISTER                   14.2    The register must be kept in accordance with
                                   the Listing Rules.

CERTIFICATES               14.3    No certificates will be issued for Units. The
                                   Manager at any time may send any Holder
                                   details of Units held by, Unit transactions of, or distributions to, the Holder.

UNCERTIFIED TRADING        14.4    The Trust is permitted to participate in any
                                   system or scheme approved by the ASX which allows for simultaneous settlement of transfers of units and uncertificated holdings, including (without limitation) the
                                   CHESS and FAST systems.

TRANSFERS                  14.5    Unit Holders may transfer Units. Option
                                   Holders may transfer Options (subject to their terms of issue). Transfers must be in a form approved by the Manager and the ASX and be presented for registration duly stamped. A transfer is not effective until registered.
                                   The Manager may refuse to register any
                                   transfer of a Unit or Option that is not Officially Quoted, in its absolute discretion. The Manger may refuse to register any transfer of an Officially Quoted Unit or Option only where the Listing Rules or the terms of any waiver granted by the ASX in respect of the Listing Rules so permit. In all other respects, the Manager must deal with a transfer of an Officially Quoted Unit or Option in accordance with the Listing
                                   Rules.

DEATH, LEGAL               14.6    If a Unit Holder or Option Holder dies or
DISABILITY                         becomes subject to a legal disability such as
                                   bankruptcy or insanity, only the survivor (in the case of joint holders) or legal personal representative (in any other case) will be recognised as having any claim to Units or Options registered in the Unit Holder's name.

PAYMENTS                   14.7    Money payable by the Trustee or Manager to a
                                   Unit Holder or Option Holder may be paid in any manner approved by the Manager and Trustee. Only whole cents are to be paid. Any remaining fraction of a cent becomes an Asset of the Trust.

DEDUCTIONS                 14.8    The Trustee and Manager may deduct from any
                                   amount to be paid to a Unit Holder or an Option Holder any amount of Tax (or an estimate of it) which they are required or authorised to deduct in respect of that payment by law or by this deed or which the Manager considers should be deducted.

REPORTS                    14.9    The form and content of any report sent by
                                   the Trustee or Manager to Unit Holders or Option Holders is (subject to the law) at the discretion of the person preparing it.

15 MEETINGS OF UNIT HOLDERS

NOTICE                     15.1    A meeting of Unit Holders of the Trust must
                                   be convened by notice in writing sent to every Unit Holder entitled to attend and vote at the meeting. The notice of meeting must include a proxy form. The notice of meeting need not set out the terms of any resolution to be proposed, but must state the general nature of the business to be transacted at the meeting. Either the Manager or the Trustee may convene a meeting. The Manager and Trustee must comply with section
                                   1069(1)(m) of the Corporations Law whether or not this deed is approved under section 1067 of the Corporations Law.

TRUSTEE TO CONVENE         15.2    The Trustee must convene a meeting of Unit
MEETING                            Holders under clause 15.1 if the Trustee
                                   receives a written requisition signed by not less than 50, or 10% in number, whichever is the less, of the Unit Holders. The requisition must state the object of the meeting and the terms of any proposed resolution. The Trustee must serve a copy of any such requisition on the Manager, together with all other relevant information.

NOTICE PERIOD              15.3    Subject to the Corporations Law and (while
                                   Units are Officially Quoted) the Listing
                                   Rules, at least 10 ASX business days' notice of a meeting must be given to the Trustee, the Manager and the Unit Holders. In addition, while Units are Officially Quoted, the party or parties convening the meeting must, at least 10 ASX business days prior to the meeting, advertise the meeting in The
                                   Sydney Morning Herald, The Australian
                                   Financial Review, The Australian or any other national newspaper, and notify the Home
                                   Exchange.

NON-RECEIPT                15.4    If a Unit Holder does not receive a notice
                                   (including if notice was accidentally omitted to be given to them) the meeting is not invalidated.

QUORUM                     15.5    The quorum for a meeting of Unit Holders is 5
                                   Unit Holders present in person or by proxy together holding between them a least 10% of all issued Units.

NO QUORUM                  15.6    If a quorum is not present within 30 minutes
                                   after the scheduled time for the meeting, the meeting is:

                                   (a) if convened on the requisition of Unit
                                       Holders - dissolved; or

                                   (b) otherwise - adjourned to such place and
                                       time as the Manager decides in
                                       consultation with the Trustee.

                                   At any adjourned meeting, those Unit Holders present in person or by proxy constitute a quorum.

CHAIRMAN                   15.7    Subject to and to the extent permitted by the
                                   Corporations Law, the Chairman of a meeting of Unit Holders shall be a person nominated by the Manager but need not be a Unit Holder, provided that if any such person nominated is not present within 30 minutes after the time appointed for the holding of the meeting, the Unit Holders present may choose one of their number to preside as the Chairman.

ADJOURNMENT                15.8    The Chairman has power to adjourn a meeting
                                   for any reason to such place and time as the Chairman thinks fit.

VOTING                     15.9    Voting is by a show of hands, unless a poll
                                   is duly demanded or the resolution proposed is required by this deed or by law to be decided by a percentage of all Units. Each
                                   Unit Holder present in person or by proxy has one vote on a show of hands. On a poll, each Unit Holder present in person or by proxy has one vote for each whole fully paid Unit held and a pro rata fraction of a vote equal to the proportion which the amount paid up bears to the total Application Price for each whole partly paid or fractional Unit held. In the case of joint holders, only the person whose name appears first in the register may vote.
                                   Subject to the law and this Deed, a
                                   resolution is passed if a simple majority of votes are cast in favour.

POLL                       15.10   Every question arising at a general meeting
                                   of Unit Holders shall be decided in the first instance by a show of hands, provided that a poll shall be taken in any case where:-

                                   (a) it is required by this deed or by law
                                       that the question be decided by a
                                       majority which is to be measured by a
                                       percentage of the votes of those present;
                                       or

                                   (b) it is demanded either before or
                                       immediately after any question is put to a show of hands by Unit Holders present, personally or by proxy, not being less than 10 in number and holding (or representing by proxy) between them not less than 20,000 Units; or

                                   (c) it is demanded by the Chairman either
                                       before or immediately after any question is put to a show of hands.

CASTING VOTE               15.11   If votes are equal, whether on a show of
                                   hands or on a poll, the Chairman has a
                                   casting vote in addition to the vote or
                                   votes (if any) to which the Chairman is
                                   otherwise entitled.

PROXIES                    15.12   A Unit Holder may be represented at a meeting
                                   by proxy. Proxies are governed by section
                                   1069B of the Corporations Law as if all
                                   meetings were convened under section 1069A.
                                   A proxy shall have the same rights as its appointing Unit Holder to vote whether on a poll or a show of hands, to speak and to be reckoned in a quorum. The Trustee is not obligated to enquire whether a proxy has been validly given. A proxy expires after 12 months. A proxy is still valid after it is revoked or after the Unit Holder who gave it dies or becomes under a legal disability, unless the Trustee has received written notice of that fact before the meeting at which the proxy is used.

REPRESENTATIVES            15.13   A body corporate may be represented at a
                                   meeting by a person appointed in the manner provided in section 249(3) of the Corporations Law. The Trustee may accept a certificate under section 249(6) as evidence of the person's appointment. The person may exercise on the body's behalf the same powers as the body could if it were a natural person and the body is taken to be present at the meeting in person.

OTHER ATTENDEES            15.14   The Trustee and its advisors, the Manager and
                                   its advisors and the Auditor may attend and speak at any meeting, or invite any other person to attend and speak.

RESOLUTIONS BINDING        15.15   A Resolution binds all Unit Holders of the
                                   Trust, whether or not they are present at the meeting. No objection may be made to any vote cast unless the objection is made at the meeting. The decision of the Chairman on any matter is final.

MINUTES                    15.16   The minutes of a meeting of Unit Holders
                                   signed by the Chairman of the meeting are evidence of the matters stated in them unless the contrary is proved.

16 RIGHTS AND LIABILITIES OF MANAGER AND TRUSTEE

HOLDING UNITS              16.1    The Manager and its associates may hold Units
                                   and Options in the Trust. Neither the Trustee nor its associates shall hold Units or Options in the Trust other than in circumstances where Units or Options are not held for the benefit of the holder but are held solely in a fiduciary or custodial capacity. Notwithstanding any other provision of this Deed neither the Trustee nor its associates shall be considered to have a beneficial interest in the Trust because they hold Units or Options in a fiduciary or custodial capacity.

OTHER CAPACITIES           16.2    Subject to their acting at all times with
                                   good faith to all Unit Holders and Option
                                   Holders nothing in this deed restricts the Manager, the Trustee or their respective associates from:

                                   (a) dealing with each other, the Trust or any
                                       Unit Holder or Option Holder; or

                                   (b) being interested in any contract or
                                       transaction with the other of them or the other's associates, the Trust or any Unit Holder or Option Holder or retaining for its own benefit any profits or benefits derived from any such contract or transaction (provided that the person's interest in the contract or transaction or that of any associate is disclosed to the Manager or Trustee (as the case requires) before the contract or transaction is entered into); or

                                   (c) acting in the same or a similar capacity
                                       in relation to any other scheme,

                                   and neither the Trustee, the Manager nor their respective associates shall be liable to account to the other of them or to any Unit Holder in relation to any act, matter, transaction or dealing of a kind described in this clause 16.2.

LIMITATION ON              16.3    If the Manager or Trustee acts in good faith
LIABILITY                          and without default or negligence, it is not
                                   responsible to the other or to Unit Holders or Option Holders for any loss suffered in respect of the Trust. The liability of the Manager and Trustee in relation to the Trust is in any case limited to the Assets of the Trust.

SPECIFIC LIMITATIONS       16.4    Without limiting clause 16.3, when acting in
-MANAGER                           good faith, without negligence, fraud,
                                   breach of trust or breach of duty, the
                                   Manager will not be liable to the Trustee or
                                   any Unit Holder or any future Manager or
                                   Trustee or any other person for loss caused
                                   by:-

                                   (a) the Manager's acts or omissions in
                                       reliance on:-

                                       (i)   provided it has been maintained in
                                             good faith by the Manager, the
                                             register;

                                       (ii)  information or documents supplied
                                             by the Trustee or any of its
                                             agents;

                                       (iii) the authenticity of any document;

                                       (iv)  opinion, advice or information of
                                             any barrister, solicitor,
                                             accountant, valuer or other
                                             expert instructed by the Trustee
                                             or the Manager;

                                                                              36
--------------------------------------------------------------------------------

                                (v)   information from any banker or the
                                      Auditor; or

                                (vi) acting on any instruction or direction or proposal properly given to it by the Trustee under this deed;

                                provided the Manager has no reason to believe the relevant material not to be authentic or the expert not to have the relevant expertise;

                           (b) any act, omission, neglect or default of the Trustee or any other person;

                           (c) any act or omission required by law or by any court of competent jurisdiction;

                           (d) any particular price or reserve not having been realised;

                           (e) any unnecessary payment having been made to any fiscal authority;

                           (f) the Trustee waiving or excusing, subject to any conditions the Trustee may think fit, any breach by the Manager of the Manager's obligations under this deed; or

                           (g) any act or omission of an operator of any securities title, transfer or holding system;

SPECIFIC LIMITATION  16.5  Without limiting clause 16.3, when acting in good
- TRUSTEE                  faith, without negligence, fraud, breach of trust or
                           breach of duty, the Trustee will not be liable to the Manager or any Unit Holder or any future Manager or Trustee or any other person: -

                           (a)  for loss caused by:-

                                (i) the Trustee's acts or omissions in reliance on:-

                                     (A)   the register;

                                     (B)   information or documents supplied by
                                           the Manager or any of its agents;

                                     (C)   the authenticity of any document;

                                     (D)   opinion, advice or information of any
                                           barrister, solicitor, accountant,
                                           valuer or other expert instructed by
                                           the Trustee or the Manager;

                                     (E)   information from any banker or the
                                           Auditor; or

                                     (F)   acting on any instruction or
                                           direction or proposal properly given
                                           to it by the Manager under this deed,

                                     provided the Trustee has no reason to
                                     believe the relevant material not be
                                     authentic or the expert not to have the
                                     relevant expertise;

                                                                              37
--------------------------------------------------------------------------------

                                     (ii)  any act, omission, neglect or default
                                           of the Manager or any other person;

                                     (iii) any act or omission required by law
                                           or by any court of competent
                                           jurisdiction;

                                     (iv)  any particular price or reserve not
                                           having been realised;

                                     (v)   any unnecessary payment having been
                                           made to any fiscal authority;

                                     (vi)  the act or omission of any operator
                                           of any securities title, transfer or
                                           holding system; or

                           (b) to any greater extent than the amount which the Trustee is entitled to and does recover through its right of indemnity from the Assets of the Trust actually vested in the Trustee in accordance with this deed.

WAIVER               16.6  The Trustee may in its absolute discretion waive or
                           excuse any breach by the Manager of the Manager's obligations under this deed which is in the opinion of the Trustee not to the material prejudice of Unit
                           Holders.

EXERCISE OF          16.7  The Trustee and Manager may each decide how and when
DISCRETION                 to exercise their powers in their absolute
                           discretion.

INDEMNITY            16.8  The Trustee is entitled to be indemnified out of the
                           Assets of the Trust for any liability incurred by the Trustee in performing or exercising any of its powers or duties in relation to the Trust. This indemnity is in addition to any indemnity allowed by law, but does not extend to liabilities arising:

                           (a)  from a breach of trust; or

                           (b) where the Trustee fails to show the degree of care and diligence required of a trustee having regard to its powers, authorities and discretions under this deed,

                           unless the Unit Holders decide otherwise by Resolution under section 1076(2) of the Corporations Law.

LIMITATION OR        16.9  Any material contract or agreement entered into by
LIABILITY TO               the Trustee in its capacity as Trustee will
CONTRACTING PARTIES        incorporate a term whereby the extent of the
                           Trustee's liability with respect to that it incurs under such contract or agreement is limited to the Assets of the Trust except for any liability which the Trustee may have as a result of its fraud, negligence, default or breach of duty.

                                                                              38
--------------------------------------------------------------------------------

17       LIABILITY OF UNIT HOLDERS
--------------------------------------------------------------------------------

LIABILITY LIMITED    17.1  The liability of a Unit Holder is limited to the
                           Application Price paid or agreed to be paid for a Unit. A Unit Holder need not indemnify the Trustee or Manager if there is a deficiency in the Net
                           Assets of the Trust or meet the claim of any creditor of the Trustee or Manager in respect of the Trust. Any relationship or partnership or agency between the Trustee, the Manager and any Unit Holder is expressly excluded.

RECOURSE LIMITED     17.2  The recourse of the Trustee, the Manager and any
                           creditor is limited to the Assets of the Trust.

18       REMUNERATION AND EXPENSES
--------------------------------------------------------------------------------

MANAGER              18.1  The Manager is entitled to a monthly management fee
                           which shall not exceed the amount determined by the following formula ("Manager's Fee Formula"):

                           F=  .006C - M
                               -----
                                 12

                           Where:

                           F = the Manager's monthly fee expressed in US Dollars
                               which, if a negative amount, shall be deemed to be zero;

                           C = the US Dollar Equivalent of the average market
                               capitalisation of the Trust in respect of the month for which the Manager's fee is calculated ("Relevant Month") to be determined by:

                               (i) for each business day in the Relevant Month multiplying the Market Price in respect of each Class on that business day converted to its US Dollar Equivalent by the total number of Units on issue in each Class at close of business on that business day;

                               (ii)  adding the result of each calculation in
                                     (i) above;

                               (iii) then dividing the result of the calculation
                                     in (ii) by the total number of business
                                     days in the Relevant Month.

                           M = the relevant proportion of all other fees
                               received by the Manager or its related bodies corporate in respect of the Relevant Month for funds management or advisory services (but not property management or development services) provided in relation to any corporation or other entity in which an interest held directly or indirectly by the Trustee comprises an Asset. Such fees shall be converted to their US Dollar Equivalent as at the date of receipt by the Manager (except where received in US Dollars). The relevant

                                                                              39
--------------------------------------------------------------------------------

                               proportion of such fees shall be the proportion that the ownership interest held by the Trustee bears to the total of all ownership interests in such corporation or entity.

                           The Manager's monthly fee shall be paid in US Dollars in arrears within 3 business days of the end of each month. That period, being less than a month, occurring at the commencement or immediately prior to the termination of the Trust shall be deemed to be a month for the purposes of the Manager's Fee Formula. If at any time the income of the Trust is not sufficient to pay any part of the monthly management fee then due, the Manager's entitlement to the shortfall will be carried forward until the following month and so on until the income of the Trust is sufficient to allow it to be paid.

TRUSTEE              18.2  The Trustee is entitled to an establishment fee of
                           $40,000 on execution of this Deed; and

                           (a) subject to paragraph (b) a minimum annual fee of
                               $40,000 together with such fees as the Trustee may charge at its standard hourly charge out rate applicable from time to time for specific work required to be undertaken by the Trustee in relation to any Unit Holders Meetings, Trust Deed amendments, takeovers, asset reconstructions and other matters not normally or routinely arising in the normal course of administration of the Trust;

                           (b) where the value of the Assets exceeds
                               $150,000,000 the Trustee's fee shall not exceed the amounts determined in accordance with the following table:

                               Value of Assets           Fee
                               ------------------        ---
                                     $  150,000,000      $ 45,000
                               up to $  250,000,000      $ 75,000
                               up to $  350,000,000      $105,000
                               up to $  450,000,000      $135,000
                               up to $  550,000,000      $165,000
                               up to $  600,000,000      $180,000
                               up to $  700,000,000      $210,000
                               up to $  800,000,000      $240,000
                               up to $  900,000,000      $270,000
                               up to $1,000,000,000      $300,000
                               up to $1,500,000,000      $325,000
                               up to $2,000,000,000      $450,000
                               up to $2,500,000,000      $575,000

                           Where the value of the Assets exceeds $2,500,000,000 the Trustee's fee shall not exceed such amount as is agreed between the Trustee and the Manager.

                                                                              40
--------------------------------------------------------------------------------

                           It is acknowledged that the Trustee may charge a fee which is less than its fee entitlement determined pursuant to this paragraph 18.2.

                           The Trustee's annual fee shall be paid in arrears in two equal instalments which shall be payable respectively on 30 June and 31 December in each year. The Trustee's annual fee shall be paid first out of the income of the Trust, then out of the capital of the Trust.

WAIVER OF FEES       18.3  The Trustee or Manager may accept a lower fee than it is entitled to receive under this deed, and may defer payment of its fee for any period. Where payment is deferred, the fee still accrues daily until paid.

EXPENSES             18.4  All expenses reasonably and properly incurred by the
                           Trustee or Manager in connection with the Trust or in performing their obligations under this deed are payable or reimburseable out of the Assets of the Trust. This includes (without limitation) expenses connected with:

                           (a) this deed and the formation of the Trust, any supplemental deed and the approval of this deed and of any supplemental deed by the ASC and ASX;

                           (b)  preparation, lodgement, registration,
                                distribution and promotion of any prospectus or offering memorandum in respect of Units or Options;

                           (c) the sale, purchase, insurance and custody of and any other dealing with Assets;

                           (d) investigating and evaluating any proposed investment;

                           (e) the administration, management and promotion of the Trust, its Assets and Liabilities and property and project management fees and expenses;

                           (f) convening and holding meetings of Unit Holders, the implementation of any Resolutions and communications with Unit Holders and Option Holders;

                           (g) Tax (provided it is not on the personal account of the Trustee or Manager) and bank fees;

                           (h) the engagement of underwriters, agents, valuers, legal (on a full indemnity basis) and other advisers and contractors of all kinds;

                           (i) preparation and audit of the Taxation returns and accounts of the Trust;

                           (j) termination of the Trust and the retirement or removal or the Trustee or Manager and the appointment of a new trustee or manager;

                           (k) institution, prosecution, defence and compromise any court proceedings, arbitration or other dispute concerning the Trust or any Asset or Liability, including proceedings against the Trustee or the Manager by the other of them (except to the extent that the person incurring the expenses is found by a court to be in breach of trust, in default or to have been negligent); and

                                                                              41
--------------------------------------------------------------------------------

                           (l) any costs incurred in connection with or as a result of any agreement in connection with the Trust to which any Unit Holder is a party and any costs which such agreement provides are to be borne by the Trust;

                           (m) interest, discount and acceptance fees for bill facilities, all borrowing, hedging or facility costs and like amounts;

                           (n) any actual or proposed investment, acquisition, realisation, disposal, valuation, maintenance, alteration, improvement, enhancement, receipt, collection or distribution of any Assets;

                           (o) fees payable to any person (not associated with the Trustee) authorised by the Trustee to hold the Assets;

                           (p) establishing and maintaining the register of Unit Holders and of Option Holders, the Trust accounting system and records and the investment register (including operation and development of computer facilities, both software and hardware, salaries and on costs);

                           (q) fees payable to the ASC or any other regulatory authority;

                           (r) ASX and share registry fees (including listing and quotation fees);

                           (s) preparing, printing and posting accounts, cheques and documents, or making payments, to Unit Holders;

                           (t) amounts payable to advisers, agents, brokers, contractors, underwriters or other persons engaged by the Trustee or the Manager under the Deed (including legal costs on a full indemnity basis);

                           (u)  entering the Trust in any survey;

                           (v)  fees payable to any ratings organisation;

                           (w) performance of the Trustee's or Manager's duties, exercise of the Trustee's or Manager's rights or powers, compliance with the law or administration of the Trust;

                           (x) fees payable to Austraclear Limited or any other securities system authorised by the Trustee to hold Assets; and

                           (y) dealing with applications for and redemption of, and determining the Issue Price and Redemption Price of, Units.

DEFERRAL             18.5  The Trustee and Manager may with the other's approval defer reimbursement of any or all expenses under clause 18.4 for an agreed period.

19       TERMINATION
--------------------------------------------------------------------------------

PROCEDURE            19.1  On termination of the Trust, the Trustee must realise the Assets of the Trust. This must be completed in 180 days if practical and in any event as soon as reasonably possible after that. The Trustee may make partial distributions.

                                                                              42
--------------------------------------------------------------------------------
FINAL DISTRIBUTION   19.2  The net proceeds of realisation, after discharging or providing for all Liabilities of the Trust and meeting the expenses of termination, must be distributed pro rata to Unit Holders according to the number of Units they hold.

20       AMENDMENTS TO TRUST DEED
--------------------------------------------------------------------------------

                           The Trustee and Manager may together by supplemental deed alter this deed, provided that:

                           (a) where this deed has been approved under section
                               1067 of the Corporations Law, the amendment is permitted by section 1069A of the Corporations Law; or

                           (b) in any other case, either:-

                               (i) the amendment is made with the sanction of a Resolution of a simple majority of Unit Holders of the Trust; or

                               (ii) the Trustee and the Manager reasonably
                                    believe that the amendment will not
                                    adversely affect the rights of Unit Holders.

21       BENEFICIAL OWNERSHIP OF UNITS
--------------------------------------------------------------------------------

DEFINITIONS          21.1  For the purposes of this clause 21:-

                           (a) a person has a "relevant interest" in a Unit if
                               that person has power to exercise or to control the exercise of, the right to vote attached to that Unit or to dispose of or to exercise control over the disposal of that Unit and the provisions of sections 30 to 43 inclusive of the Corporations Law apply to this clause except that in the application of those provisions to this clause, reference to a "share" or "voting share" means "Unit", "body corporate" means "Trust" and "directors" means "direction of the Manager";

                           (b) "relevant instructions" means instructions or
                               directions:

                               (i) in relation to the acquisition or disposal of a Unit;

                               (ii) in relation to the exercise of any voting or other rights attached to a Unit; or

                               (iii) in connection with any other matter
                                     relating to a Unit.

PRIMARY NOTICE       21.2  The Manager, by notice in writing given to a Unit
                           Holder, may require the Unit Holder, within 14 days after receiving the notice, to furnish to the Manager a statement in writing setting out:-

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                          (a) full particulars of the Unit Holder's relevant
                              interest in Units specified in the notice (the "specified Units") and of the circumstances by reason of which the Unit Holder has that interest; and

                          (b) so far as it is known to the Unit Holder:-

                              (i) full particulars of the name and address of every other person (if any) who has a relevant interest in any of the specified Units;

                              (ii) full particulars or each such interest and of the circumstances in which the other person has that interest; and

                              (iii) full particulars of the name and address of
                                    each person (if any) who has given to the Unit Holder relevant instructions in relation to any of the specified Units, full particulars of those relevant instructions, and the date or dates on which those relevant instructions were given.

SECONDARY NOTICE     21.3  The Manager, by notice in writing given to a Unit
                           Holder, may require that Unit Holder to procure the person nominated in the notice or alternatively may require the Unit Holder, within 14 days after receiving the notice, to give to the Manager a statement in writing setting out:-

                           (a) full particulars of any relevant interest that
                               the person nominated in the notice has in any specified Units and of the circumstances by reason of which the person nominated has that interest; and

                           (b) so far as it is known to the Unit Holder or the
                               person nominated:

                               (i) full particulars of the name and address of every other person (if any) who has a relevant interest in any of the specified Units;

                               (ii) full particulars of each such interest and of the circumstances in which the other person has that interest; and

                               (iii) full particulars of the name and address of
                                     each person (if any) who has given to the person to whom the notice is addressed relevant instructions in relation to any of the specified Units, details of those relevant instructions, and the date or dates on which those relevant instructions were given.

SEPARATE REGISTER    21.4  Where the Manager, pursuant to a notice given to a
                           person under clauses 21.2 or 21.3, receives information that a person other than the Unit Holder has a relevant interest in Units, the Manager must enter in a separate part of the register, in relation to that Unit Holder, the name and address of each other person who, according to the information received by the Manager, has a relevant interest in those Units, together with particulars

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                           of that interest and of the circumstances by reason
                           of which the person has the interest and the date of entry in the register.

INFORMATION          21.5  Where the Manager, pursuant to a notice given to a
                           person under clauses 21.2 or 21.3, receives information that a person other than the Unit Holder has given relevant instructions in relation to any Units, the Manager must enter in a separate part of the register in relation to that Unit Holder, the name and address of each other person who, according to information received by the Manager, has given relevant instructions in relation to any of the Units, together with particulars of the relevant instructions and the date of entry in the register.

INSPECTION           21.6  The separate part of the register kept under clauses
                           21.4 and 21.5 is open to inspection by the Trustee, the Manager, the Auditor and Unit Holders only and the Manager must not furnish a copy of that part of the register to any other person unless required to do so by law.

DISPOSAL             21.7  Where the Manager is satisfied that a Unit Holder has failed to comply with any request made by the Manager under clauses 21.2 or 21.3, the Manager may require, by notice in writing to that Unit Holder, the disposal (but not the redemption) of the specified
                           Units or any part of them within the time specified in the notice. In the absence of any such requirement by the Manager, the Unit Holder concerned is not entitled in any way to set aside or cancel any transaction whereby the Unit Holder acquired a relevant interest in any Units, nor to claim any refund or to otherwise recover any money paid in respect of the Units.

NON-COMPLIANCE       21.8  If the requirements of the notice referred to in
                           clause 21.7 are not complied with by the Unit Holder within the time specified in the notice, the Manager may cause the specified Units to be sold in a manner determined by the Manager.

BRANCH REGISTER      21.9  If the Units sold in accordance with the provisions
                           of clause 21.7 are registered on a branch register the Manager may cause those Units to be transmitted to the principal register of the Trust.

EFFECTING TRANSFER   21.10 The Manager may:-

                           (a) appoint a person to effect as transferor a
                               transfer in respect of any Units sold in accordance with the provisions of clause 21.8 and to receive and give good discharge of the purchase money for the Units; and

                           (b) register the transfer notwithstanding that the
                               certificate (if any) for the Units has not been delivered to the Manager and may issue a certificate (if required) to the transferee.

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SALE PROCEEDS        21.11 The purchase money less the expenses of any sale made in accordance with the provisions of clause 21.8 must be paid to the Unit Holder whose Units were sold provided the Unit Holder has delivered to the Manager for cancellation the relevant certificate (if any). Failing delivery, the Manager may sue the Unit Holder in detinue for recovery of the certificate (if any) and the Unit Holder is not entitled to deny or dispute the Manager's ownership and right to possession of the certificate in any legal action.

OPERATION OF         21.12 Subject to clause 21.13, clauses 21.7 to 21.11 shall
PROVISIONS                 have no effect provided that nothing in this clause
                           21.12 affects the operation of clause 21.14.

SANCTION OR PENALTY  21.13 Clause 21.12 shall have no force and effect on and from any date on which it is permissible under the Listing Rules and the Corporations Law to include within this deed a sanction or penalty which entitles the Manager, the Trustee or any other person (or any of them) to enforce or give effect to any provisions in this deed relating to takeover offers or substantial Unit holdings.

APPLICATION          21.14 Clauses 21.7 to 21.11:-

                           (a) apply only at times when Units are Officially
                               Quoted; and

                           (b) create a personal right of action in each Unit
                               Holder, the Trustee and the Manager and may be enforced by action of any one or more of the Unit Holders, the Trustee or the Manager.

NO LIABILITY         21.15 Nothing in clause 21 renders the Manager or Trustee
                           liable or responsible by reason of any person acquiring Units in the Trust in contravention of clause 21 or failing to comply with the obligations imposed by clause 21.

22       LIMITATION ON UNIT HOLDINGS AND NOTIFICATION OF SUBSTANTIAL UNIT
         HOLDINGS
--------------------------------------------------------------------------------

INTERPRETATION       22.1  In this clause 22 unless the context indicates a
                           contrary intention:

                           (a) In the application of the relevant provisions of
                               the Corporations Law to this clause 22 a reference in the Corporations Law to:

                               (i) "TAKE-OVER OFFER" and "OFFER" means an offer to acquire Units which is made substantially in accordance with the provisions of Part 6.3 of the Corporations Law;

                               (ii)   "OFFEROR" means a person who makes a
                                      take-over offer or an offer;

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                               (iii)  "TAKE-OVER ANNOUNCEMENT" or "ON-MARKET
                                      OFFER" means an offer to acquire Units
                                      which is made substantially in accordance with the provisions of Part 6.4 of the Corporations Law;

                               (iv) "ON-MARKET OFFEROR" means a person who makes a take-over announcement or on-market offer;

                               (v)    "COMPANY" means Trust;

                               (vi)   "SHARE" means Unit and "SHARE IN A
                                      CORPORATION" and "SHARES IN A BODY
                                      CORPORATE" means units in a trust;

                               (vii)  "MEMBER" or "SHAREHOLDER" means Unit
                                      Holder; and

                               (viii) "ACQUISITION", "ACQUIRE" or "ACQUIRING"
                                      shall exclude acquisition, acquire, or
                                      acquiring by way of an allotment or issue of Units.

                           (b) References in Part 1.2 Division 2 of the
                               Corporations Law to "the body's board" and in
                               section 621 of the Corporations Law to "the directors of the company" mean the board of directors of the Manager.

                           (c) References in Part 1.2 Division 5 of the
                               Corporations Law to "a share" or "the share" means a unit in a trust or a share in a body corporate, as the circumstances require.

                           (d) Subject to the provisions of this clause 22.1,
                               section 609, Part 1.2 Division 2 and Part 1.2 Division 5 of the Corporations Law applies mutatis mutandis to this clause 22 as if specifically incorporated therein.

                           (e) Reference in clause 22.2 to "the prescribed
                               percentage" has the meaning referred to in
                               section 615 of the Corporations Law.

                           (f) The provisions of Chapter 6 of the Corporations
                               Law requiring notices, statements and other documents to be given to the company or the target company shall be deemed to require such notices, statements or other documents to be given to the Manager and the Trustee.

                           (g) Reference in Chapter 6 of the Corporations Law to
                               the appointment of an expert shall be deemed to be a reference to an expert nominated by the Manager and approved and appointed by the Trustee.

                           (h) Reference in clause 1 of each of Part B and
                               Part D of section 750 of the Corporations Law to "each director of the target company" shall be deemed to be a reference to each director of the Manager.

                           (i) Reference in the relevant provisions of Chapter 6
                               of the Corporations Law to the approval or requirement or consent of the Commission shall be deemed to mean the approval or requirement

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                               of consent of the Manager and the Trustee. If the
                               Manager and the Trustee fail to agree as to the form of approval, requirement or consent the opinion of the Trustee shall prevail.

                           (j) A person who proposes to make an offer to which
                               this clause 22 relates shall not serve a statement that purports to be a Part A statement on the Trust or make an offer unless:

                               (i) a copy of the statement and a copy of the proposed offer to which the statement relates have been served on the Trustee and the Manager not less than 10 business days before the day on which the statement is proposed to be served; and

                               (ii) the Manager has either given the person who
                                    proposes to make the offer notice in
                                    writing of its acceptance of the statement and the offer, or the Manager is deemed to have accepted the statement and the offer under clause 22.1(l).

                           (k) The Manager must not give its acceptance in
                               respect of a statement or an offer under clause
                               22.10 unless it is of the opinion upon any information presented to it by the person who proposes to make the offer that:-

                               (i) the statement and the proposed offer are in such a form that, if they were a Part A statement or a proposed offer required to be lodged with the Commission under section 644 of the Corporations Law, both the statement and the proposed offer would comply with the requirements of the Corporations Law; and

                               (ii) to the knowledge of the Manager based on
                                    that information neither the statement or the proposed offer contains any matter that is false in a material particular or that is materially misleading.

                           (l) Subject to clause 22.1(k) the Manager will give
                               written notice of its acceptance of any statement and proposed offer served on it under clause
                               22.10 within 10 business days of the date of service of the statement and proposed offer failing which the statement and proposed offer will be deemed to have been accepted by the Manager as at 5:00 pm on the day being 10 business days after the date of service of the statement and proposed offer on the Trustee.

                           (m) A statement or an offer served in contravention
                               of clause 22.1(j) will have no force or effect.

                           (n) The Trustee agrees to be bound by any acceptance
                               or deemed acceptance by the Trustee of a proposed statement and offer under clause 22.1(l).

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ACQUISITIONS         22.2  Except as provided in this clause 22, a person shall
EXCEEDING 20%              not, either alone or together with another person
                           or other persons, be eligible to acquire Units in the Trust if:-

                           (a) any person who is not entitled to any Units or is
                               entitled to less than the prescribed percentage of the Units on issue would immediately after the acquisition, be entitled to more than the prescribed percentage of the Units on issue; or

                           (b) any person (hereinafter referred to as the
                               "relevant person") who is entitled to not less than the prescribed percentage, but less than 90% of the Units on issue would immediately after the acquisition, be entitled to a greater percentage of the number of Units on issue than the percentage to which that relevant person was entitled immediately before the acquisition.


EXEMPTIONS           22.3  The restrictions contained in clause 22.2 shall not
                           apply to or in relation to an acquisition of Units made substantially in accordance with and in the manner laid down by any of sections 616 to 633
                           (inclusive) of the Corporations Law, which shall apply mutatis mutandis.

COMPULSORY           22.4  The provisions of the sub-sections 701(1) to (11)
ACQUISITION                inclusive and sub-sections 703(1), (2) and (3) of the
                           Corporations Law shall apply to this clause 22 as if specifically incorporated herein, provided that for such purpose:

                           (a) the consideration referred to in sub-section
                               701(11) of the Corporations Law shall be paid or made available to the Trustee; and

                           (b) all sums received by the Trustee under this
                               clause 22.4 shall be paid into a separate bank account and those sums, and any other consideration so received, shall be held on bare trust by the Trustee for the several persons who were the persons who were the holders of the Units in respect of which they were respectively registered (as advised by the Manager to the Trustee) and (less expenses of the Trustee and the Manager properly relating thereto) shall be forwarded by post to the registered address of those persons by the Manager within 60 days of receipt. If any cheque representing moneys forwarded to a person pursuant to this clause
                               22.4 is not presented and cleared within a reasonable time such money will be dealt with in accordance with the governing legislation relating to treatment of unclaimed moneys held by trustees.

SUBSTANTIAL UNIT     22.5  The provisions of sections 708 to 713 inclusive and
HOLDINGS                   715 of the Corporations Law shall apply with such
                           adaptations as are necessary under this deed and with respect to those sections and any regulations made, or any forms prescribed, in relation thereto, and:-

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                           (a) any reference to share, shareholder and
                               shareholding shall be construed to mean Unit, Unit Holder and Unit holding respectively; and

                           (b) any reference to company shall be construed to
                               mean either the Trust or the Manager as the context may require.

REGISTER             22.6  The Manager shall keep a register for the Trust in
                           which it shall forthwith enter:-

                           (a) the names of persons from whom it has received
                               notices under clause 22.5; and

                           (b) against each name so entered the information
                               given in the notices.

INSPECTION OF        22.7  The register shall be open for inspection:-
REGISTER
                           (a) by any Unit Holder of the Trust, without charge;
                               and

                           (b) at the discretion of the Manager by any other
                               person upon payment for each inspection of such amount as the Manager requires up to but not exceeding the amount prescribed under section 715(2)(b) of the Corporations Law, or, where the Manager does not require the payment of an amount, without charge.

VOTING RESTRICTION   22.8  Where a person has acquired Units in a Trust in
                           contravention of clause 22.2, then any Units so acquired will not be counted in voting by a poll on any resolution at a meeting of Unit Holders.

REGISTRATION AND     22.9  Subject to Listing Rule 3D(1C), no Unit may be
DIVESTITURE                allotted if the allotment would result in or have
                           the effect of causing a contravention of clause 22.2.

INFRINGEMENT         22.10 Where:-

                           (a) a person has acquired Units in a Trust in such
                               circumstances as would result in or have the effect of causing an infringement or contravention of clause 22.2 the Manager may require, by notice in writing to such person, the disposal of the Units so acquired, or any part thereof, (in clause 22.10(a) and clause
                               22.11 referred to as the "SPECIFIED UNITS") within such time as is specified in the notice, provided that in the absence of any such requirement by the Manager, the Unit Holder concerned shall not be entitled in any way to set aside or cancel any transaction whereby they acquired the Specified Units, nor to claim any refund or to otherwise recover any money paid in respect thereof; or

                           (b) a Unit Holder has failed to comply with the
                               obligations imposed on him by clause 22.5, the Manager may require, by notice in writing to such Unit Holder, the disposal of the Units in the Trust to which he is entitled, or any part thereof, (in clause 22.10(b) and

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                               clause 22.11 referred to as the "SPECIFIED
                               UNITS") within such time as is specified in the notice, provided that in the absence of any such requirement by the Manager, the Unit Holder concerned shall not be entitled in any way to set aside or cancel any transaction whereby he acquired the Specified Units, nor to claim any refund or to otherwise recover any money paid in respect thereof.

                               In so acting, the Manager shall consult the Trustee and shall have regard to, without being bound by, the recommendations of the Trustee.


SALE OF UNITS    22.11         If the requirements of any such notice are not
                               complied with by the person to whom the notice is addressed within the time specified in the notice, the Manager may cause the Specified
                               Units to be sold on any stock exchange on which they are quoted, or, if they are not so quoted, in a manner determined by the Manager.

TRANSFER TO      22.12         If the Units sold in accordance with the
PRINCIPAL                      provisions of clause 22.11 are registered on a
REGISTER                       branch register of the Trust, the Manager may
                               cause such Units to be transmitted to the principal Register of the Trust.

EFFECTING SALE   22.13         The Manager may:-

                           (a) appoint a person to effect as transferor a
                               transfer in respect of any Units sold in accordance with the provisions of clause
                               22.11 and to receive and give good discharge of the purchase money therefor; and

                           (b) register the transfer notwithstanding that
                               the certificate (if any) for such Units may not have been delivered to the Manager and issue a new certificate (if required) to the transferee, in which event the previous certificate (if any) shall be deemed to have been cancelled.

PROCEEDS OF SALE 22.14         The purchase moneys less the expenses of any sale
                               made in accordance with the provisions of clause
                               22.11 shall be paid to the Unit Holder whose Units were sold provided he has delivered to the Manager for cancellation the certificate for the Units concerned (if any). Failing such delivery, the Manager may sue such person in detinue for recovery of such certificate (if any) and the Unit Holder shall not deny or dispute the Manager's ownership and right to possession of such certificate (if any) in any such action.

NO LIABILITY     22.15         Nothing in clauses 22.9 to 22.14 shall render the
                               Trustee or the Manager liable or responsible by reason of any person acquiring Units in the Trust in contravention of clause 22.2 or failing to comply with the obligations imposed by clause 22.5.

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INFORMATION      22.16     The Manager may at any time require, by notice in
REQUIREMENTS               writing, any person to furnish to the Manager such
                           information or evidence (on oath or otherwise verified if the Manager should so require) as the Manager may consider likely to be of assistance in determining whether or not such person is eligible to remain a Unit Holder.

NO EFFECT        22.17     Subject to clause 22.18, clauses 22.1 to 22.16 shall
                           have no effect provided that nothing in this clause
                           22.17 affects the operation of clause 22.19.

CONFORMITY WITH  22.18     Clause 22.17 shall have no force and effect on and
LISTING RULES              from any date on which it is permissible under the
                           Listing Rules and the Corporations Law to include within this deed a sanction or penalty which entitles the Manager, the Trustee or any other person (or any of them) to enforce or give effect to any provisions in this deed relating to takeover offers or substantial Unit holdings.

APPLICATION      22.19     This clause 22:-

                           (a) applies only at times when Units are Officially Quoted; and
                           (b) creates a personal right of action in each Unit Holder, the Trustee and the Manager and may be enforced by action of any one or more of the Unit Holders, the Trustee or the Manager.

23 SCHEMES OF ARRANGEMENT
--------------------------------------------------------------------------------
DEFINITIONS      23.1      A compromise or arrangement (collectively referred to
                           in this clause 23 as "a compromise") may be proposed by the Trustee or the Manager and must be proposed by the Trustee if it receives a written requisition signed by not less than 50 or 10% in number, whichever is the less, of the Unit Holders.

NOTICE BY        23.2      The Manager or the Trustee shall notify the other of
PROPOSING PARTY            them in writing that it intends to propose a
                           compromise (a copy of which shall accompany such notification) and prior to submitting its proposal for a compromise, the proposing party (if the Manager) shall procure the written agreement of the Trustee to such proposal.

DETAILS OF       23.3      Subject to clause 23.2:-
NOTICE

                           (a) The Trustee shall, upon receipt of written notice (or the written requisition referred to in clause 23.2)(in this clause 23.3 referred to as "the Notice") within twenty one (21) days of the notification stipulated for in sub-clause 23.2, summon a meeting of all Unit Holders PROVIDED THAT: -

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                                    (i)      the Notice must state the objects
                                             of the meeting and the terms of any
                                             resolution proposed to be submitted
                                             to the meeting;

                                    (ii)     the Notice must be signed by the
                                             proposing party or requisitionists
                                             (as applicable) and deposited at
                                             the registered office of the
                                             Trustee in New South Wales;

                                    (iii)    unless the proposing party is
                                             the Manager, the Trustee shall
                                             immediately upon receipt of such
                                             Notice (or if the proposing party
                                             is the Trustee upon such Notice
                                             being deposited by the Trustee in
                                             accordance with paragraph (ii)
                                             above) serve a copy of the Notice
                                             on the Manager and shall make
                                             available all information in its
                                             possession in connection with the
                                             Notice;

                                    (iv)     if the Trustee does not within
                                             fourteen (14) days from the date of
                                             the Notice duly proceed to convene
                                             a meeting of Unit Holders the
                                             proposing party or requisitionists
                                             (as applicable) may convene the
                                             meeting within two (2) months from
                                             the date of the Notice. Any meeting
                                             so convened shall be convened in
                                             the same manner as nearly as
                                             possible as that in which meetings
                                             are to be convened by the Trustee
                                             or Manager;

                           (b) For the purposes of the meeting referred to in clause 23.3(a) above, all Unit Holders (whether of party paid or fully paid
                                    Units) shall be treated as one class of Unit
                                    Holders.

BINDING          23.4      A compromise shall be binding on all Unit Holders,
COMPROMISE                 the Trustee and the Manager where it is approved by
                           Unit Holders, being a majority in number of all Unit
                           Holders (whether or not attending the meeting) holding Units which carry three quarters of the votes of all Units Holders whose Units carry the right to vote at the meeting present and voting either in person or by proxy at the meeting (or any adjournment thereof), convened in accordance with clause 23.3 above.

COPY TO UNIT     23.5      A copy of every compromise approved in accordance
HOLDERS AND                with the foregoing provisions shall be sent by the
TRUSTEE                    Manager within seven (7) days of approval thereof to
                           all Unit Holders, and the Trustee.

FURTHER          23.6      Each Unit Holder irrevocably authorises and empowers
ASSURANCES                 the manager or any officer thereof to execute all
                           such transfer forms and other documents, and do all such things as may be necessary for the full and complete implementation of the provisions of any compromise approved in terms of clause 23.4 above, to receive on such Unit Holder's behalf any moneys payable to him in terms thereof, such Unit Holder undertaking to ratify anything lawfully done by the Manager in accordance with these presents.

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24      PRESERVATION OF REIT STATUS
-------------------------------------------------------------------------------
         24.1 Where the Assets comprise shares or stock in a corporation ("relevant corporation") which qualifies as a real estate investment trust ("REIT") for the purposes of the Internal Revenue Code of 1986 of the United States of America ("Code") and the preservation of the status of the relevant corporation as a REIT is advantageous to the Trust or to the Unit Holders then subject to the requirements of and to the extent permitted by the law, the Listing Rules, the terms of any waiver of the Listing Rules and any Relief (collectively "Requirements"), the Manager will take such measures as it is able to ensure that the relevant corporation continues to qualify as a REIT and will refrain from taking any action that would impair the status of the relevant corporation as a REIT. Without limiting the generality of the foregoing, but subject to and to the extent permitted by the Requirements the Manager may:

                  (a) refuse to register any transfer, which, if registered, may result in the relevant corporation being "closely held" within the meaning of Section 856(h) of the Code;

                  (b) by notice in writing to the Trustee cause an appropriate number of Units in respect of which such notice has been given to be forfeited in order to ensure that the relevant corporation is not "closely held" within the meaning of Section 856(h) of the Code and in such event:

                           (i)      subject to the terms of this Deed a
                                    forfeited Unit may be sold or otherwise
                                    disposed of by private sale at a price per Unit calculated in accordance with any Relief or equal to the prevailing application price of Units at the date of the sale;

                           (ii) at any time before a sale or disposition under sub-paragraph (i), forfeiture may be cancelled on such terms as the Manager thinks fit;

                           (iii) on a sale or other disposition under sub-paragraph (i) the Trustee shall receive the proceeds of such sale or disposition and may execute a transfer of the forfeited unit in favour of the purchaser of the Unit and such purchaser shall thereupon be registered as the Unit Holder and shall not be bound to see to the application of the proceeds of such sale or disposition nor shall his title to the Unit be affected by any irregularity or invalidity in the proceedings in relation to the forfeiture or sale or disposition of the Units;

                           (iv) the proceeds of sale or disposition of any forfeited Unit shall be applied first towards the payment or all costs and expenses incidental to the forfeiture and sale or disposition and the balance, if any, remaining shall be paid to the Unit Holder whose Units have been forfeited and sold or otherwise disposed of.


25 GENERAL
-------------------------------------------------------------------------------
RELEVANT LAW     25.1      This deed is governed by the laws from time to time
                           in force in the state of New South Wales.

                                                                              54
--------------------------------------------------------------------------------

SUBMISSION TO    25.2      Each party irrevocably and unconditionally submits to
JURISDICTION               the non-exclusive jurisdiction of the Courts of New
                           South Wales.

NOTICES BETWEEN  25.3      Any notice, communication or information required by
MANAGER AND                this deed to be given by the Manager to the Trustee
TRUSTEE                    or by the Trustee to the Manager, shall be in writing
                           (which includes facsimile) and signed by duly authorised officer of the party giving such notice.


NOTICES TO UNIT  25.4      A notice required under this deed to be given to a
HOLDERS OR OPTION          Unit Holder or Option Holder must be given in
HOLDERS                    writing (which includes a fax) and be delivered or
                           sent to the Unit Holder or Option Holder at the Unit
                           Holder's or Option Holder registered address or the facsimile number (if any) last advised to the Manager for delivery of notices. For joint Unit Holders or Option Holders, this means the registered address or the facsimile number of the Unit Holder or Option
                           Holder first named in the register. A notice sent by post is taken to be received on the day after it is posted and a facsimile is taken to be received one hour after receipt by the transmittor of confirmation of transmission from the receiving facsimile machine, and proof of actual receipt is not required.

EXECUTED AS A DEED.

THE COMMON SEAL of WESTFIELD                    )
AMERICA MANAGEMENT LIMITED                      )
is affixed in accordance with its articles of   )         [COMMON SEAL]
association in the presence of:                 )

/s/ Timothy Walsh                               /s/ Stephen P. Johns
------------------------------------           ---------------------------------
Signature of authorised person                  Signature of authorised person



Secretary                                      Director
------------------------------------           ---------------------------------
Office held                                    Office held


/s/ Timothy Walsh                              /s/ Stephen P. Johns
------------------------------------           ---------------------------------
Name of authorised person (block letters)       Name of authorised person (block letters)

                                                                              55
--------------------------------------------------------------------------------

THE COMMON SEAL of PERPETUAL                )
TRUSTEE COMPANY LIMITED is                  )
affixed in accordance with its articles of  )         [COMMON SEAL]
association in the presence of:             )


/s/ David Richards                             /s/ David Rowan White
------------------------------------           ---------------------------------
Signature of authorised person                 Signature of authorised person



           SECRETARY                                       DIRECTOR
------------------------------------           ---------------------------------
Office held                                    Office held



/s/ David Richards                             DAVID ROWAN WHITE
------------------------------------           ---------------------------------
Name of authorised person (block letters)      Name of authorised person (block letters)

                                Dated 9 May 1996

                       PERPETUAL TRUSTEE COMPANY LIMIrED
                              (A.C.N. 000 001 007)


                                      AND


                      WESTFIELD AMERICA MANAGEMENT LIMITED
                              (A.C.N. 072 780 619)




                               DEED OF VARIATION






                       APPROVED PURSUANT TO SECTION 1067
                            OF THE CORPORATIONS LAW

                                /s/ Austin Palmar
               --------------------------------------------------

               A delegate of the Australian Securities Commission
                               Dated 14 May 1996

THIS DEED is made the  9th  day of May 1996

BETWEEN:

PERPETUAL TRUSTEE COMPANY LIMITED (A.C.N. 000 001 007) ("Trustee")

AND:

WESTFIELD AMERICA MANAGEMENT LIMITED (A.C.N. 072 780 619) ("Manager")

RECITALS:

A. By a trust deed dated 28 March 1996, the Westfield America Trust ("Trust") was created. The trust deed as subsequently amended is referred to in this deed as the "Trust Deed".

B. Clause 20 of the Trust Deed provides that the Trustee and Manager may together by supplemental deed alter the Trust Deed (inter alia) where the Trustee and the Manager reasonably believe that the amendment will not adversely affect the rights of Unit Holders.

C. The Manager who is the sole Unit Holder in the Trust has requested the Trustee and the Trustee has consented to amend the Trust Deed in a number of respects which are considered by the Manager to be desirable in order to facilitate a proposed issue to the public of Units in the Trust. The Trustee and the Manager believe that the amendments to be effected by this Deed of Variation will not adversely affect the rights of the Unit Holders.

OPERATIVE PROVISIONS:

1.       AMENDMENTS

         The Trust Deed is altered by making the amendments set out in Schedule I of this Deed.

2.       EFFECTIVE DATE

         The alterations to the Trust Deed effected by this Deed shall take effect upon the date of execution of this Deed of Variation.

3.       CONFIRMATION

3.1 Subject to the amendments referred to in clause 2, the terms and conditions of the Trust Deed remain in full force and effect.

3.2 Without in any way limiting clause 3.1, the Manager and Trustee hereby confirm that clause 2.3 of the Trust Deed continues to have paramount effect and to operate notwithstanding any other provision of the Trust Deed.

4.       GOVERNING LAW

         This Deed is governed by the laws of New South Wales.


EXECUTED as a Deed

THE COMMON SEAL of                    )
WESTFIELD AMERICA                     )
MANAGEMENT LIMITED                    )                  [SEAL]
was hereunto affixed in accordance    )
with its Articles of Association and  )
in the presence of:                   )


/s/Timothy Walsh                      /s/Stephen Johns
---------------------------------     ------------------------------------------
Signature of authorised person        Signature of authorised person


Secretary                             Director
---------------------------------     ------------------------------------------
Office held                           Office held


Timothy Walsh                         Stephen Johns
---------------------------------     ------------------------------------------
Name of authorised person             Name of authorised person
(block letters)                       (block letters)

THE COMMON SEAL of                    )
PERPETUAL TRUSTEE                     )
COMPANY LIMITED                       )                 [SEAL]
was hereunto affixed in accordance    )
with its Articles of Association and  )
in the presence of:                   )


/s/DAVID ANTHONY RICHARDS             /s/GRAHAM BRADLEY
---------------------------------     ------------------------------------------
Signature of authorised person        Signature of authorised person


Secretary                             Director
---------------------------------     ------------------------------------------
Office held                           Office held



DAVID ANTHONY RICHARDS                GRAHAM BRADLEY
---------------------------------     ------------------------------------------
Name of authorised person             Name of authorised person
(block letters)                       (block letters)

                                   SCHEDULE 1


                            WESTFIELD AMERICA TRUST

1.       AMENDMENTS TO CLAUSE 1.

1.1 The definition of ACCRUAL PERIOD is amended by deleting the square brackets appearing immediately before and immediately after the word "six".

1.2      Insert new definitions as follows:

         AGREEMENT AND PLAN OF REORGANISATION: an agreement between CenterMark, Westfield U.S. Investments Pty. Limited, Westfield Corporation Inc., Annatar Pty. Limited, the Trustee and the Manager relating to various transactions connected with the restructuring of the ownership of CenterMark.

         BUY RATE: the highest of the buy rates for Australian Dollars quoted in United States Dollars by the Panel Banks at 11.00 a.m. (Sydney time) on the Buy Rate Determination Day.

         BUY RATE DETERMINATION DAY: any date falling between and including the Closing Date and the 28th June, 1996 as selected by the Manager.

         CENTERMARK: CenterMark Properties Inc., a United States corporation incorporated in Missouri.

         CENTERMARK DIVIDEND DATE: a date when the entitlement of holders of CenterMark Stock to receive dividends payable in respect of a Quarterly Period is determined by CenterMark.

         CENTERMARK DIVIDEND REINVESTMENT PLAN: any plan or arrangement in operation from time to time which enables the holders of CenterMark Stock to reinvest dividends to which they are entitled in respect of such CenterMark Stock in the acquisition of new CenterMark Stock.

         CENTERMARK OPTION DEED: any deed entered into by the Trustee, the Manager and other parties including CenterMark which provides for the issue of Options to the holders of CenterMark Stock on terms which enable such holders to acquire Units for an Application Price determined in accordance with clause 8 whether or not such Application Price is satisfied by the exchange of CenterMark Stock.

         CENTERMARK OPTION UNITS: Units that may be issued from time to time as a consequence of the exercise of Options granted under the CenterMark Option Deed.

         CENTERMARK OPTION UNITS ISSUE DATE: a date when CenterMark Option Units are issued.

         CENTERMARK STOCK: shares of common or preference stock in CenterMark outstanding from time to time.

         CENTERMARK STOCKHOLDERS AGREEMENT: any agreement entered into by the Trustee, the Manager, CenterMark and the other holders of CenterMark Stock which, amongst other things, regulates the composition of the board of CenterMark.

         CLOSING DATE: the date of closing of the offer made pursuant to the Initial Prospectus.

         CORDERA SUBSCRIPTION AGREEMENT: an agreement between Cordera Holdings Pty. Limited, the Trustee and the Manager pursuant to which Cordera is to subscribe for Units.

         CURRENT APPRAISAL VALUE:

         (a) the most recently determined valuation of the entity's assets as determined by a qualified valuer who is independent of the Trustee, the Manager and the associates of either of them and recorded in the entity's accounting records;

         (b) the valuation given to the entity's assets by the directors of the entity, provided that the valuation is supported by a qualified valuer who is independent of the Trustee, Manager and the associates of either of them and recorded in the entity's accounting records;

         (c) if required by the Trustee the value of the entity's assets as determined by a Valuer.

         DISTRIBUTION REINVESTMENT PLAN: a plan operated and administered by the Manager which enables Unit Holders to reinvest distributions of Distributable Income in taking up new Units being a plan which is governed by the Rules.

         ENTITY INTEREST: an Asset comprising a shareholding or other equity interest in a corporation or other entity other than such a shareholding or equity interest which the Manager and Trustee agree should not be regarded as an Entity Interest.

         ENTITY'S LIABILITIES: all borrowings, unpaid costs, charges, expenses, outgoings and fees and any provision which the directors of the entity decide in consultation with the auditor of the entity should be taken into account in determining the liabilities of the entity, each determined in accordance with the accounting standards applicable to the entity and generally accepted accounting principles consistently applied.

         FEE ASSETS: the amount determined by adding the following amounts:

         (a) where the Assets include an Entity Interest, the Trustee's proportionate interest in the assets of the relevant entity based upon the Current Appraisal Value of those assets net of the Entity's Liabilities at the time of such determination; and

         (b)      the value of all other Assets

         and deducting therefrom the Liabilities (excluding any portion of the Liabilities represented by the Entity Liabilities). For the purposes of this definition the Trustee's proportionate interest in the assets of an entity shall be that proportion of the assets of the entity available to be distributed to the holders of equity interests in the entity that the Trustee would be entitled to receive by virtue of its Entity Interest in the relevant entity on a winding up or dissolution of the entity in circumstances where the assets of the entity exceeded the Entity's Liabilities at the time of such winding up or dissolution.

         INITIAL PROSPECTUS: the first Prospectus issued by the Manager after the date of this deed offering Units for subscription by investors.

         OPTION: an option to subscribe for a Unit or Units.

         PANEL BANKS: the Commonwealth Bank of Australia, Westpac Banking Corporation, Australian and New Zealand Banking Group Limited, National Australia Bank Limited, Bankers Trust Australia Limited, SBC Warburg Australia Limited, Goldman Sachs (Australia) Limited and Macquarie Bank Limited.

         QUARTERLY PERIOD: a calendar quarter commencing on 1 January, 1 April, 1 July or 1 September.

         RULES: the rules governing any Distribution Reinvestment Plan administered or operated by the Manager from time to time being rules in the form or to the effect of the form specified in the First Schedule.

         SHARE SALE AND UNIT SUBSCRIPTION AGREEMENT: an agreement entered into between Annatar Pty. Limited, Westfield Holdings Limited, the Trustee and the Manager which relates to the purchase by the Trustee of CenterMark Stock from Annatar and the issue by the Manager to Annatar of Units.

1.3 The definition of TRUST is amended by deleting the reference to "clause 10.11" and substituting "clause 10.12".

1.4 The word "means" where firstly appearing in any definition contained in Clause 1. is deleted.

2.       AMENDMENT TO CLAUSE 3.

2.1 Insert the following additional words after "corporations" where appearing in Clause 3.4 "(whether or not related to or associated with the Trustee but not being a Unit Holder or related to or associated with a Unit Holder)".

3.       AMENDMENT TO CLAUSE 5.

3.1 Clause 5.2 is amended by inserting "or if under any provision of this Trust Deed or the Rules a fraction is to be disregarded" immediately following "Units" where appearing.

4.       AMENDMENT TO CLAUSE 6.

4.1 Clause 6.2 is amended by inserting "except where the Trustee acquires CenterMark Stock as a consequence of the exercise of Options granted under the CenterMark Option Deed" at the commencement of Paragraph 6.2(b).

4.2 Paragraph 6.10(b) is amended by inserting "or Units" immediately following "Unit" where firstly appearing; by inserting "(except where such price is determined pursuant to Paragraph 8.2(b) of the Trust Deed and)" immediately following "or"; and by deleting "a Unit" where secondly appearing and substituting "Units".

4.3 Clause 6.11 is amended by deleting "one Unit" and substituting "the number of Units to which the Option relates".

5.       AMENDMENT TO CLAUSE 7.

5.1 Clause 7.11 is amended by deleting the reference to "clause 6.13" and substituting "clause 6.12".

6.       AMENDMENTS TO CLAUSE 8.

6.1 Clause 8.1 is amended by inserting "except in the case of Units offered pursuant to or in connection with transactions referred to in the Initial Prospectus which will have an issue price of One Australian Dollar ($A1.00) per Unit" immediately following "6.10" where appearing.

6.2      Clause 8.2 is deleted and the following substituted:

         "Whilst Units are officially quoted, subject to clauses 8.3, 8.4, 8.5 and 8.6 a Unit must only be issued at an Application Price equal to:

         (a) except where Paragraph (b) applies, the weighted average market price of Units during the ten (10) ASX business days immediately prior to the date upon which the Application Price is to be calculated;

         (b) where the Unit is issued as the consequence of the exercise of Options under a CenterMark Option Deed which provides for an issue price per Unit equal to the amount of United States Dollars required to buy One Australian Dollar determined by reference to the Buy Rate, such issue price.

         The price of Units or Options issued to an underwriter may be reduced by such lawful fee, brokerage or commission as the Trustee may approve."

6.3 Clause 8.6 is amended by inserting "The Manager may from time to time issue Units pursuant to a Distribution Reinvestment Plan and" at the commencement of the clause and by deleting "is" where firstly appearing and substituting "shall be".

6.4 Clause 8.7 is amended by inserting "Except where an Asset comprises an Entity Interest" at the commencement of the second sentence and by inserting the following additional sentence immediately following the third sentence thereof "Where an Asset comprises an Entity Interest the value of such Entity Interest shall be the Trustee's proportionate interest in the then Current Appraisal Value of the entity's assets net of the Entity's Liabilities."

6.5 Clause 8.8 is amended by inserting "Subject to clause 8.7" at the commencement of the clause.

7.       AMENDMENT TO CLAUSE 9

7.1      Clause 9 is amended by adding the following new sub-clause 9.10:

         "CENTERMARK ARRANGEMENTS

         9.10     The Trustee has full power to enter into:

                  (a)      the CenterMark Stockholders Agreement;

                  (b)      a CenterMark Option Deed;

                  (c)      the Share Sale and Unit Subscription Agreement;

                  (d)      the Cordera Subscription Agreement;

                  (e)      the Agreement and Plan of Reorganisation; and

                  (g) any other agreement to which it is a party which is described in the Initial Prospectus,

                  and to perform all of its obligations and to discharge all of its duties under those documents (including, without limitation, the acquisition of CenterMark Stock on the terms set out in those agreements) without the need to make any enquiries or conduct any investigations (whether legal or factual) with respect to CenterMark or the CenterMark Stock. The Trustee is not liable to the Unit Holders in any manner whatsoever for entering into those documents and performing its obligations and discharging its duties under them."

8.       AMENDMENT TO CLAUSE 11.

8.1 Clause 11.1 is amended by inserting "Except where provided otherwise in this Deed" at the commencement of the clause.

8.2      Clause 11.3 is amended by inserting "and 11.3B" immediately following
         "11.3A".

9.       AMENDMENT TO CLAUSE 11.3A.

9.1 Clause 11.3A is amended by adding "Subject to clause 11.3B" at the commencement of the clause.

10.      NEW CLAUSE 11.3B.

10.1 A new clause l1.3B to be entitled "Nomination of CenterMark Directors" is to be added as follows:

         "11.3B Notwithstanding clauses 11.3 and 11.3A in exercising its right to designate or nominate four directors for election as directors of CenterMark pursuant to the CenterMark Stockholders Agreement and in exercising its right to vote in respect of the election of such directors, the Trustee may act in its absolute discretion and shall not be required to act as directed by the Manager."

11.      AMENDMENT TO CLAUSE 11.5

11.1     Clause 11.5 is amended by:

         11.1.1 inserting at the commencement of the clause "Except in circumstances where the Trustee is to acquire CenterMark Stock as a consequence of the exercise of Options granted under the CenterMark Option Deed (in which event the procedures specified in the CenterMark Option Deed shall apply);

         11.1.2 in paragraph 11.5(d) inserting "or acquisition" immediately after "purchase" and by adding at the end of the paragraph the following "provided that where such purchase or acquisition is to be made as a consequence of the Trustee's participation in a CenterMark Dividend Reinvestment Plan or the consideration for such purchase or acquisition when aggregated with the consideration for all similar purchases or acquisitions within the previous three (3) months does not exceed one percent (1%) of the value of the Assets at the date of the proposal, the relevant valuation or commercial appraisal may be in the form of a certification from the Valuer to the effect that the Valuer is not aware (after reasonable enquiry) of any reason which would cause the value of the relevant stock or shares to be less than the value of such stock or shares determined on the basis of the most recent audited accounts of such corporation".

12.      AMENDMENTS TO CLAUSE 12.

12.1     Clause 12.3 is amended by:

         (a) inserting "other than CenterMark Option Units" immediately after "Units" where firstly appearing;

         (b)      deleting the words "of the month" where appearing;

         (c) deleting "calendar months" where appearing and by substituting therefor "days";

         (e) deleting "whole of" where appearing and by substituting therefor the words "total number of days in";

         (f) inserting the following additional sentence at the end of the clause "CenterMark Option Units issued during a Quarterly Period shall rank for distributions of Distributable Income from the first day of that Quarterly Period unless the CenterMark Option Units Issue Date in respect of such CenterMark Option Units occurs prior to the CenterMark Dividend Date in respect of a previous Quarterly Period in which event such CenterMark Option units shall rank for distributions of Distributable Income from the first day of that previous Quarterly Period".

12.2     Clause 12.11 is deleted and the following new clause 12.11 substituted:

         "12.11 Where the Net Income is reduced by taxes attributable to the ownership of Units by certain Unit Holders the entitlement to Distributable Income of such Unit Holders may be adjusted by the Manager so that the entitlement to Distributable Income of all other Unit Holders is equivalent to the amount they would receive in the absence of such taxes."

13.      AMENDMENT TO CLAUSE 14.

13.1 Clause 14.3 is amended by adding the following at the commencement of the clause:

         "Certificates may be issued by or on behalf of the Trustee for Options. Such certificates shall contain such information as may be prescribed by the law, the Listing Rules or any Relief as applicable."

13.2 Clause 14.5 is amended by deleting the third and fourth sentences and substituting the following:

         "The Manager may refuse to register any transfer of a Unit or Option that is not Officially Quoted but such refusal shall not be unreasonable."

14.      AMENDMENT TO CLAUSE 17.

14.1     Clause 17.1 is amended by deleting the final sentence thereof.

15.      NEW CLAUSE 17A.


15.1 A new Clause 17A to be entitled "No Partnership or Agency" is to be added as follows:

         "17A EXCLUSION OF PARTNERSHIP OR AGENCY

         17A.1 Nothing in this Trust Deed gives rise to any relationship of partnership or agency between the Trustee, the Manager and/or any Unit Holder."

16.      AMENDMENTS TO CLAUSE 18.

16.1     Clause 18.1 is deleted and the following substituted:

         "18.1 The Manager is entitled to a quarterly management fee which shall not exceed the amount determined by the following formula ("Manager's Fee Formula"):


         F=   .0055N - M
              ------
                 4

         Where:

         F = the Manager's quarterly fee expressed in US Dollars which, if a negative amount, shall be deemed to be zero;

         N = the US Dollar equivalent of the Fee Assets determined as at the last day of the quarter for which the Manager's Fee is calculated ("Relevant Quarter");

         M = the relevant proportion of all other fees received by the Manager or its related bodies corporate in respect of the Relevant Quarter for funds management or advisory services (but not property management, development or other operations or administrative services including without limitation leasing, architectural, engineering, accounting, auditing, legal and data processing services) provided in relation to any corporation or other entity in which an interest held directly or indirectly by the Trustee comprises an Asset. Such fees shall be convened to their US Dollar equivalent as at the date of receipt by the Manager (except where received in US Dollars). The relevant proportion of such fees shall be the proportion that the ownership interest held by the Trustee bears to the total of all ownership interests in such corporation or entity at the end of the Relevant Quarter.

         The Manager's quarterly fee shall be paid in US Dollars in arrears on a provisional basis within 3 business days of the end of each quarter and shall be subject to final adjustment as soon as the Fee Assets as at the last day of the Relevant Quarter can be definitively ascertained based upon tbe next available accounts of the Trust or of entities comprising Assets which are Entity Interests (as applicable) which are audited or which contain an audit review opinion and which cover a period which includes the quarter in respect of which the fee has been provisionally paid. The amount of any overpayment shall be carried forward and deducted from the Manager's quarterly fee to be paid in respect of the immediately succeeding quarter. The amount of any underpayment shall be immediately paid to the Manager. That period, being less than a quarter, occurring at the commencement or immediately prior to the termination of the Trust shall be deemed to be a quarter for the purposes of the Manager's Fee Formula. If at any time the income of the Trust is not sufficient to pay any part of the quarterly management fee then due, the Manager's entitlement to the shortfall will be carried forward until the following quarter and so on until the income of the Trust is sufficient to allow it to be paid."

16.2  Paragraph 18.2(b) is amended by:

      (a) inserting "annual" immediately prior to the word "fee" where appearing in the first, second and third paragraphs of Paragraph 18.2(b);

      (b) inserting "unless the Trustee agrees otherwise" immediately following "$150,000,000" where firstly appearing in Paragraph 18.2(b);

      (c) deleting the first sentence of the final paragraph of Paragraph 18.2(b) and substituting the following sentence "The Trustee's annual fee shall be paid in arrears in two equal instalments which shall be payable respectively on a provisional basis on 30 June and 31 December in each year and shall be subject to final adjustment as soon as practicable thereafter when the amount of the Trustee's annual fee instalment as at those dates can be definitively ascertained based upon the next available accounts of the Trust which are audited or which contain an audit review opinion and which cover the half yearly period in respect of which the fee instalment has been provisionally paid. The amount of any overpayment shall be carried forward and deducted from the Trustee's half yearly fee instalment to be paid in respect of the immediately succeeding half yearly period. The amount of any underpayment shall be immediately paid to the Trustee."

16.3  A new Paragraph 18.2(c) is to be added as follows:

      "18.2(c) For the purposes of Paragraph 18.2(b) where the Assets include an Entity Interest the value of the Assets shall be the sum of the Trustee's proportionate interest in the assets of the relevant entity (based upon the most recent Current Appraisal Values of those assets net of the Entity's Liabilities) and the value of all other Assets. The Trustee's proportionate interest in the assets of the relevant entity shall be the proportion of the assets of that entity available to be distributed to the holders of all equity interests in the entity that the Trustee would be entitled to receive by virtue of its Entity Interest on a winding up or dissolution of the entity in circumstances where the assets of the entity exceeded its liabilities."

17.      AMENDMENTS TO CLAUSE 21

17.1 Clause 21.12 is amended by deleting the words "provided that nothing in this clause 21.12 affects the operation of clause 21.14".

17.2 Clause 21.14 is amended by deleting the words contained in the preamble to clause 21.14 and substituting the following words "In circumstances where clauses 21.7 to 21.11 have effect they shall".

18.      AMENDMENTS TO CLAUSE 22

18.1 Clause 22.17 is amended by deleting the words "provided that nothing in this clause 22.17 affects the operation of clause 22.19".

18.2 Clause 22.19 is amended by deleting the preamble to clause 22.19 and substituting the following "In circumstances where clauses 22.1 to
         22.16 have effect, this clause 22:".

19.      AMENDMENTS TO CLAUSE 24

         Clause 24.1 is amended by adding at the end of the first sentence:

         "and shall take or refrain from taking any action necessary to prevent any other material adverse change to the Trust in connection with the ownership by the Trustee of CenterMark Stock including, but not limited to the exchange of any CenterMark Stock owned by the Trustee for excess shares or stock in CenterMark".

20.      MISCELLANEOUS

         Clause 13.2 is to be entitled "Contents of Accounts", Clause 13.5 is to be entitled "Location of Accounts", Clause 14.1 is to be entitled "Establishment of Register", Clause 24 is to be entitled "REIT Status", corresponding references are to be included in the Contents listing and the Contents listing is also to include a reference to "9.10 CenterMark Arrangements", a reference to "11.3A Voting securities in a Body Corporate", a reference to "11.3B Nomination of CenterMark Directors" and a reference to "17A No Partnership or Agency, 17A.1 Exclusion of Partnership or Agency".

                                 FIRST SCHEDULE
                                  (Clause 1.1)

                            WESTFIELD AMERICA TRUST


                    RULES FOR DISTRIBUTION REINVESTMENT PLAN

1.       Definitions

         (a) Words and expressions used in the Trust Deed shall have the same meanings when used in these Rules.

         (b)      "BUSINESS DAY" has the same meaning as it has in the Listing
                  Rules.

         (c) "PARTICIPANT" means each Unit Holder in the Trust who is participating in the Plan.

         (d) "TERMINATION DATE" means the day on which the participation of a Participant in the Plan is terminated pursuant to these Rules.

         (e) "THE PLAN" means the distribution reinvestment plan established by these Rules.

2.       PARTICIPATION PLAN

         (a)      Each Unit Holder may apply for participation in the Plan.

         (b) A Unit Holder having a registered address in a country other than Australia and New Zealand may not be eligible to participate in the Plan because of legal requirements applying in that country. The issue of Units to Unit Holders who at the time of issue are not resident in Australia will be subject to all necessary statutory approvals. It will be the responsibility of each Unit Holder to obtain any such approvals.

         (c) An application shall be in writing in a form acceptable to the Manager and the Trustee and shall authorise the Trustee to withhold the whole or such part as the Unit Holder may nominate of all cash distributions payable on the Units of the Participant following the date of acceptance of the application of the Participant by the Manager. Upon acceptance of the application the Manager shall enter in the register of Unit Holders in accordance with the provisions of the Trust Deed such details in relation to the Participants participating in the Plan as the Manager or the Trustee considers necessary.

         (d) An application form for participation in the Plan may be lodged at any time up until the books closing date for a distribution in order to enable the Participant to participate in that distribution.

3.       TRUSTEE

         The Trustee will act as agent and nominee for each Participant, but only for the purpose of the Plan.

4.       SUBSCRIPTION FOR UNITS

         (a) Subject to Rule 4(b) the Trustee will apply all cash distributions withheld on behalf of a Participant in subscribing for further Units to be issued in the name of that Participant. Subscriptions will be made on any day in February and August in each year and Units so created shall rank for all distributions from the first day of the month immediately following their creation so that such Units participate in income distributed in that Accrual Period in which they were created in proportion to the part of that Accrual Period (calculated in days) for which such Units ranked for distribution of income.

         (c) The Trustee shall disregard any fraction remaining after subscribing for Units at the issue price.

         (c) Following each issue a Participant will receive from the Manager a statement listing the amount of the total cash distribution withheld, the number of Units issued, the issue price per Unit and the amount of any remaining fraction disregarded.

5.       ISSUE PRICE OF UNITS

         The issue price for each Unit to be issued at a particular date to Participants pursuant to the Plan is the weighted average Market Price during the five Business Days after the date on which trading of the Units becomes ex entitlement to distributions less such discount, if any, not exceeding 10% as the Manager may with the approval of the Trustee determine. If the amount to be reinvested in additional Units results in a fraction of a Unit the money representing the fraction is to be dealt with in accordance with clause 5.2 of the Trust Deed.

6.       STOCK EXCHANGE QUOTATION

         Application will be made for quotation on the ASX of Units issued pursuant to the Plan.

7.       ALTERATION TO PARTICIPATION

         A Participant may at any time vary participation in the Plan by notice in writing to the Manager:

         (a) altering the proportion of the cash distribution to be withheld by the Trustee pursuant to the Plan.

         (b)      advising any change of name on marriage or otherwise.

         (c)      advising any change of address.

8.       TERMINATION

         (a)      By Notice

                  Each Participant may terminate participation in the Plan by notice in writing to the Manager in a form acceptable to the Manager.

         (b)      On Transfer

                  A Participant will cease to participate in the Plan in respect of all or so many of the Units of the Participant as may be transferred to a third party on registration of such transfer in the register of Unit Holders kept by the Manager in accordance with the Trust Deed.

         (c)      On Death

                  If the Manager receives written notice of the death of a Participant, such notice shall terminate the participation in the Plan of that Participant and of all the other Participants (if any) with whom such deceased Participant was a Joint Participant.

9.       TERMINATION OF PARTICIPATION OR OF PLAN BY MANAGER

         The Manager may terminate the Plan by not less than 30 days written notice to all Participants and the Trustee and with the prior approval of the Trustee may terminate the participation in the Plan of any Participant by not less than 7 days' written notice to the Participant. In either case termination shall take effect on the date specified by the Manager in the notice.

10.      LIABILITY OF TRUSTEE AND MANAGER

         Subject to the requirements of the law, the Listing Rules, any applicable Relief and the Trust Deed, neither the Trustee nor the Manager shall be liable under the Plan for any act done in good faith or for any omission to act including, without limitation of the generality thereof, any claim for liability:

         (a) arising out of a failure to terminate a Participant's participation in the Plan upon the Participant's death prior to receipt of a notice in writing of such death; or

         (b)      with respect to the prices at which Units are subscribed for,

         PROVIDED THAT any such exclusion of liability in respect of the Trustee or the Manager respectively shall not extend to negligent acts or omissions of the Trustee or the Manager, as the case may be.

11.      NOTICES

         Any notice or other communication given by any Participant to the Manager shall be in writing addressed to the Manager, C/- Westfield America Trust Registry, Ernst & Young Registry Services Pty. Limited, Level 2, 321 Kent Street, Sydney, NSW 2000, Australia or such other address as notified in writing by the Manager to the Participant.

12.      NOTICE TO PARTICIPANTS

         Any notice or other communication given by the Manager or the Trustee to any Participant shall be in writing and shall be deemed to have been sufficiently given for all purposes by being sent by prepaid post to the Participant at the address which last appears in the register of Unit Holders kept in accordance with the Trust Deed.

13.      ALTERATIONS TO THE RULES

         These Rules may be altered, amended, deleted or added to as provided for in the Trust Deed. The Trustee and the Manager shall ensure that these Rules are in no way inconsistent with the provisions of the Trust Deed as amended from time to time.

14.      Proper Law

         The terms and conditions of the Plan and its operations shall be governed by the law of the State of New South Wales.

                     APPLICATION FORM FOR PARTICIPATION IN
             WESTFIELD AMERICA TRUST DISTRIBUTION REINVESTMENT PLAN


I/We wish to participate in the Distribution Reinvestment Plan in accordance with the Rules of the Plan and hereby authorise Perpetual Trustee Company Limited (the "Trustee") to withhold cash distributions payable to me/us on the following Units held by me/us:

/ /               All Units registered in my name from time to time.


/ / Units (where part participation desired please insert number of units and tick the box).

                  (Tick One Box).

I/We hereby authorise the Trustee to apply the cash distribution withheld on my behalf in subscribing for further fully paid Units on my/our behalf. This authority is given with the knowledge and understanding that I may terminate or vary it in accordance with the Rules of the Plan by notifying the Manager in writing.

Name and Address of registered Unit Holder


--------------------------------


--------------------------------


--------------------------------



Date                                Signature(s)
    ----------------------------                --------------------------------

                                                --------------------------------
Note:

1.       All joint holders must sign.

2.       Companies must execute under seal or by attorney.

3.       Return to the Manager
         C/- Westfield America Trust Registry,
         Ernst & Young Registry Services Pty. Limited,
         Level 2,
         321 Kent Street,
         SYDNEY, N.S.W. 2000,
         AUSTRALIA.

4.       Do not forward your Unit Certificate.

                       PERPETUAL TRUSTEE COMPANY LIMITED


                      WESTFIELD AMERICA MANAGEMENT LIMITED


                             DEED OF VARIATION NO 2





                                 MINTER ELLISON
                                    Lawyers
                            Minter Ellison Building
                                44 Martin Place
                                SYDNEY NSW 2000

                                 DX 117 Sydney
                            Telephone (02) 210 4444
                             Facsimile (02)235 2711

                             DEED OF VARIATION NO 2


DEED dated  24 June 1996

BETWEEN     PERPETUAL TRUSTEE COMPANY LIMITED ACN 000 001 007 of ('Trustee')

AND         WESTFIELD AMERICA MANAGEMENT LIMITED ACN 072 780 619 of ('Manager')

RECITALS

A. By a trust deed dated 28 March 1996, the Westfield America Trust ('Trust') was created. The trust deed was amended by Deed of Variation dated 9 May 1996. The trust deed has subsequently amended in this deed and is referred to in this Deed as the 'Trust Deed'.

B. Clause 20 of the Trust Deed provides that the Trustee and Manager may together by supplemental deed alter the Trust Deed (inter alia) provided that the amendment is permitted by section 1069A of the Corporations Law.

C. For the purposes of section 1069A(7) of the Corporations Law the Trustee reasonably believes that the amendments to be effected by this Deed will not adversely affect the rights of Unit Holders.

D. The Manager reasonably believes that the amendments to be effected by this Deed will not adversely affect the rights of Unit Holders.


AGREEMENT

1.      AMENDMENTS

         The Trust Deed is altered by making the amendments set out in Schedule 1 of this Deed.

2.      EFFECTIVE TIME

        This Deed will take effect on being approved under section 1067(2) of the Corporations Law.

3.      CONFIRMATION

3.1 Subject to the amendments referred to in clause 1, the terms and conditions of the Trust Deed remain in full force and effect.

3.2 Without in any way limiting clause 3.1, the Manager and the Trustee hereby confirm that clause 2.1 of the Trust Deed continues to have paramount effect and to operate notwithstanding any other provision of the Trust Deed.

4.      GOVERNING LAW

        This Deed is governed by the laws of New South Wales.

EXECUTED as a deed

THE COMMON SEAL of WESTFIELD                )
AMERICA MANAGEMENT LIMITED                  )
was hereunto affixed in accordance with its ) articles of association in the presence of )


/s/ Timothy Walsh                         /s/ Stephen Johns
-----------------------------------       ------------------------------------
Secretary                                 Director


Timothy Walsh                             Stephen Johns
-----------------------------------       ------------------------------------
Name of secretary (print)                 Name of director (print)

                                                  [WESTFIELD AMERICA
                                                  MANAGEMENT LIMITED
                                                         A.C.N.
                                                      072 780 619
                                                      COMMON SEAL]

THE COMMON SEAL of PERPETUAL                )
TRUSTEE COMPANY LIMITED                     )
is affixed in accordance with its articles  )
of association in the presence of           )


/s/ Greg Thomas                           /s/ R.J. Atkinson
-----------------------------------       ------------------------------------
Signature of authorised person            Signature of authorised person


Secretary                                 Director
-----------------------------------       ------------------------------------
Office held                               Office held


                                                  [COMMON SEAL]

                                   SCHEDULE 1

                            WESTFIELD AMERICA TRUST

1. Clause 1.1 of the Trust Deed is amended by deleting the definition of 'Listing Rules' and inserting the following in its place:

   ''LISTING RULES': the listing rules of the ASX and any other rules of the ASX which are applicable while the Trust is admitted to the Official List of the ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by the ASX (which has not been revoked).'

2. Clause 1.1 is further amended by deleting the definition of 'OFFICIALLY QUOTED' and inserting the following definition after the definition of ''Unit Holder' as follows:

   'UNITS ARE OFFICIALLY QUOTED' OR 'UNITS ARE OFFICIALLY QUOTED' means the admission of the Trust to the official list of the ASX.'

3. Clause 2.2 is deleted and a new clause 2.2 is inserted in its place as follows:

'ASX LISTING  Subject to clause 2.1, this clause 2.2 prevails over all other
RULES provisions of this deed. If the Listing Rules prohibit an act being done, the act shall not be done. Nothing contained in this deed prevents an act being done that the Listing Rules require to be done. If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be). If the Listing Rules require this deed to contain a provision and it does not contain such a provision, this deed is deemed to contain that provision. If the Listing Rules require this deed not to contain a provision and it contains such a provision, this deed is deemed not to contain that provision. If any provision of this deed is or becomes inconsistent with the Listing Rules, this deed is deemed not to contain that provision to the extent of the inconsistency. The obligations imposed by this clause are additional to those imposed by any other clause of this deed.'

4. Clause 6.13 is amended by deleting the following sentences in that clause.

        'If, as a result of such an issue, offer or invitation which is not an excluded issue, offer or invitation, a Unit Holder receives Units the Manager may take any action which the Manager considers appropriate, including, without limitation, selling or causing the redemption of the Units, paying any expenses, and retaining the balance until the Manager is satisfied that no amount will become payable under the indemnity in this clause 6.13. The Manager may apply that balance in satisfaction of any such amount and account to the Unit Holder for any remaining balance. Without limitation to clause 16, the Manager is to be under no liability for any action it takes (or refrains from taking) under this clause 6.13'.

5. Clause 14.5 is deleted and a new clause 14.5 is inserted in its place as follows:

   'TRANSFERS   Unit Holders may transfer Units. Option Holders may transfer
                Options (subject to their terms of issue). Transfers must be in a form approved by the Manager and the ASX and be presented for registration duly stamped. A transfer is not effective until registered. Except while the Trust is included in the Official
                List of the ASX, the Manager may refuse to register any transfer of a Unit or Option but such refusal shall not be unreasonable. In all other respects, the Manager must deal with a transfer of a Unit or Option in accordance with the Listing
                Rules.'

6. Clause 24.1 is amended by deleting the words 'Without limiting the generality of the foregoing,' and inserting in their place the following:

        'Except while the Trust is included in the Official List of the ASX, without limiting the generality of the foregoing'.